WILSHIRE CREDIT CORPORATION,
as Servicer

OCWEN LOAN SERVICING, LLC,
as Servicer

PNC BANK, N.A.,
as Servicer

SELECT PORTFOLIO SERVICING, INC.,
as Special Servicer

HOME EQUITY MORTGAGE TRUST 2006-2,
as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

______________________

SERVICING AGREEMENT

Dated as of April 28, 2006

______________________

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01	Definitions
Section 1.02	Other Definitional Provisions
Section 1.03	Interest Calculations

ARTICLE II

Representations and Warranties

Section 2.01	Representations and Warranties Regarding the Servicers and the Special Servicer
Section 2.02	Representations and Warranties of the Issuer
Section 2.03	Breaches of Representations and Warranties; Notice

ARTICLE III

Administration and Servicing of Loans

Section 3.01	The Servicers
Section 3.02	Collection of Certain Loan Payments.
Section 3.03	Withdrawals from the Custodial Accounts
Section 3.04	Maintenance of Hazard Insurance; Property Protection Expenses.
Section 3.05	Modification Agreements
Section 3.06	Trust Estate; Loan Files
Section 3.07	Realization Upon Defaulted Loans; Loss Mitigation
Section 3.08	Issuer and Indenture Trustee to Cooperate
Section 3.09	Servicing Compensation and Master Servicing Compensation; Payment of Certain Expenses by Servicers.
Section 3.10	Annual Statement as to Compliance
Section 3.11	Assessments of Compliance and Attestation Reports
Section 3.12	Access to Certain Documentation and Information Regarding the Loans
Section 3.13	Maintenance of Certain Servicing Insurance Policies.
Section 3.14	Information Required by the Internal Revenue Service and Reports of Foreclosures and Abandonments of Mortgaged Property
Section 3.15	Periodic Filings.
Section 3.16	HELOC Draws; Excluded Amounts.
Section 3.17	Duties of the Credit Risk Manager.
Section 3.18	Limitation Upon Liability of the Credit Risk Manager.
Section 3.19	Advances by the Servicers.
Section 3.20	Indenture Trustee to Act as servicer.
Section 3.22	Special Serviced Loans.
Section 3.23	Advance Facility.

ARTICLE IV

Servicing Certificates

Section 4.01	Statements to Securityholders

ARTICLE V

Payment Account

Section 5.01	Payment Account

ARTICLE VI

The Servicers and the Special Servicer

Section 6.01	Liability of the Servicers and the Special Servicer
Section 6.02	Merger or Consolidation of, or Assumption of the Obligations of the Special Servicer or a Servicer
Section 6.03	Limitation on Liability of the Servicers, the Special Servicer and Others
Section 6.04	Special Servicer and Servicers Not to Resign
Section 6.05	Delegation of Duties

ARTICLE VII

Default

Section 7.01	Servicing Default
Section 7.02	Indenture Trustee to Act; Appointment of Successor
Section 7.03	Notification to Securityholders

ARTICLE VIII

Miscellaneous Provisions

Section 8.01	Amendment
Section 8.02	GOVERNING LAW
Section 8.03	Notices
Section 8.04	Severability of Provisions
Section 8.05	Third-Party Beneficiaries
Section 8.06	Counterparts
Section 8.07	Effect of Headings and Table of Contents
Section 8.08	Termination
Section 8.09	Certain Matters Affecting the Indenture Trustee
Section 8.10	Owner Trustee Not Liable for Loan Files
Section 8.11	Entire Agreement.

EXHIBIT A	LOAN SCHEDULE

EXHIBIT B	LIMITED POWER OF ATTORNEY

EXHIBIT C	FORM OF REQUEST FOR RELEASE

EXHIBIT D-1	[RESERVED]

EXHIBIT D-2	FORM OF SERVICER CERTIFICATION

EXHIBIT E	CHARGED OFF LOAN DATA REPORT

EXHIBIT F	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

EXHIBIT G	FORM OF PNC REPORT TO CREDIT RISK MANAGER

EXHIBIT H	DATA FIELDS FOR WILSHIRE SERVICED LOANS TRANSFERRED TO SPS

EXHIBIT I	FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY

EXHIBIT J	FORM OF SERVICING CERTIFICATE

SCHEDULE I	REPRESENTATIONS AND WARRANTIES OF WILSHIRE

SCHEDULE II	REPRESENTATIONS AND WARRANTIES OF OCWEN

SCHEDULE III	REPRESENTATIONS AND WARRANTIES OF PNC

SCHEDULE IV	REPRESENTATIONS AND WARRANTIES OF SPS

This is a Servicing Agreement, dated as of April 28, 2006, among Wilshire Credit Corporation as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as special servicer (“SPS”), PNC Bank, N.A. as a servicer (“PNC” and together with Wilshire, Ocwen and SPS, the “Servicers”), Home Equity Mortgage Trust 2006-2 (the “Issuer”) and U.S. Bank National Association as indenture trustee (in such capacity, the “Indenture Trustee”).

W I T N E S S E T H T H A T:

WHEREAS, pursuant to the terms of the Loan Purchase Agreement, DLJ Mortgage Capital, Inc. (in such capacity, the “Seller”) will sell to Asset Backed Securities Corporation (in such capacity, the “Depositor”) the Loans together with the Loan Files on the Closing Date and thereafter all Additional Balances created on or after the Cut-off Date;

WHEREAS, the Depositor will sell the Loans and all of its rights under the Loan Purchase Agreement to the Issuer, together with the Loan Files on the Closing Date and thereafter all Additional Balances relating thereto created on or after the Cut-off Date;

WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer the Certificates to the Depositor;

WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue and transfer the Notes to the Depositor; and

WHEREAS, pursuant to the terms of this Servicing Agreement, each Servicer will service the related Loans directly or through one or more Subservicers;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Definitions. For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture dated as of April 28, 2006 (the “Indenture”), among the Issuer and the Indenture Trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02  Other Definitional Provisions. (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)  As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

(c)  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term “including” shall mean “including without limitation;” “or” shall include “and/or;” and the term “proceeds” shall have the meaning ascribed thereto in the UCC.

(d)  The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e)  Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.03  Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Loan shall be made in accordance with the Mortgage Note. The calculation of the Servicing Fee payable to each Servicer and the Master Servicing Fee and the Credit Risk Manager Fee shall be made on the basis of a 30-day month and a year assumed to consist of 360 days.

ARTICLE II

Representations and Warranties

Section 2.01  Representations and Warranties Regarding the Servicers and the Special Servicer. Each of Wilshire, Ocwen, PNC and SPS makes the representations and warranties set forth in Schedule I, II, III and IV, respectively, to the other parties hereto (other than the other Servicers) and the Insurer, as of the Closing Date.

Section 2.02  Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to each Servicer and the Special Servicer and for the benefit of the Indenture Trustee and Insurer, as of the Closing Date:

(i)  The Issuer is a statutory trust duly formed and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Servicing Agreement and to perform its obligations under this Servicing Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Servicing Agreement; and

(ii)  The execution and delivery by the Issuer of this Servicing Agreement and the performance by the Issuer of its obligations under this Servicing Agreement will not violate any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Issuer or any of its assets. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is bound.

Section 2.03  Breaches of Representations and Warranties; Notice. Upon the discovery by a Servicer, the Indenture Trustee, the Insurer or the Issuer of a breach of any of the representations and warranties made in the Loan Purchase Agreement, in respect of any Loan which materially and adversely affects the interests of the Securityholders or the Insurer, the party discovering such breach or existence shall give prompt written notice to the other parties hereto, the Seller, the Depositor, the Insurer and the Custodian. The related Servicer, upon its discovery of such a breach or after notification of such a breach by another party, pursuant to the Loan Purchase Agreement, Custodial Agreement or otherwise, shall promptly notify the Seller of such breach and request that, pursuant to the terms of the Loan Purchase Agreement, the Seller either (i) cure such breach, or in the case of a breach which has the effect of making a Loan fail to be a “qualified mortgage” within the meaning of Section 860G of the Internal Revenue Code, in all material respects within 120 days from the date the Seller was notified of such breach or (ii) repurchase such Loan from the Issuer at the price and in the manner set forth in Section 1 or Section 3 of the Loan Purchase Agreement; provided that the Seller shall, subject to compliance with all the conditions set forth in the Loan Purchase Agreement, have the option to substitute an Eligible Substitute Loan or Loans for such Loan, provided that such substitution occurs within two years following the Closing Date. Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be transferred to the Issuer and will be retained by the related Servicer and remitted by the related Servicer to the Seller on the next succeeding Payment Date provided a payment at least equal to the applicable Monthly Payment has been received by the Issuer for such month in respect of the Loan to be removed. The related Servicer shall notify the Insurer and the Indenture Trustee and the Indenture Trustee shall amend or cause to be amended the Loan Schedule to reflect the removal of such Loan and the substitution of the Eligible Substitute Loans and the Indenture Trustee shall promptly deliver the amended Loan Schedule to the Owner Trustee and the Indenture Trustee.

Upon receipt of the Repurchase Price, or upon completion of such substitution, the related Servicer shall notify the related Custodian and then the related Custodian shall, pursuant to the terms of the related Custodial Agreement, deliver the Loan Files to such Servicer, together with all relevant endorsements and assignments prepared by such Servicer which the Indenture Trustee shall execute.

In connection with the substitution of one or more Eligible Substitute Loans for one or more Deleted Loans, the related Servicer shall determine the Substitution Amount therefor (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Custodial Account in the month of substitution) and notify the Seller of such amount to be deposited into the Custodial Account pursuant to the Loan Purchase Agreement.

ARTICLE III

Administration and Servicing of Loans

Section 3.01  The Servicers. (a) Each Servicer, severally and not jointly, either itself or through a subservicer, shall service and administer the related Loans in accordance with this Servicing Agreement and Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the related Servicer may deem necessary or desirable and consistent with the terms of this Servicing Agreement and with Accepted Servicing Practices. Each Servicer shall service and administer the related Loans through the exercise of the same care that it customarily employs for its own account. The Loans “related” to a Servicer and for which such Servicer will be obligated to service hereunder are those Loans for which the Loan Schedule identifies being serviced by such Servicer. In no event shall any Servicer have any responsibility or liability with respect to any of the Loans serviced by the other Servicers. Notwithstanding anything in this Agreement, any Subservicing Agreement or Credit Risk Management Agreement to the contrary, none of Wilshire, Ocwen nor PNC shall have any duty or obligation to enforce any Credit Risk Management Agreement to which it is not a party or to supervise, monitor or oversee the activities of the Credit Risk Manager under its Credit Risk Management Agreement (if applicable) with respect to any action taken or not taken by any other Servicer, pursuant to a recommendation of the Credit Risk Manager. Consistent with the terms of this Servicing Agreement and subject to the final sentence of this Section 3.01(a), each Servicer may waive, modify or vary any term of any Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the related Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Indenture Trustee, the Insurer or the Securityholders. Without limiting the generality of the foregoing, each Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the related Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, no Servicer may modify or permit any Subservicer to modify any Loan (including without limitation any modification that would change the Mortgage Interest Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Loan) or extend the final maturity date of such Loan) unless such Loan is in default or, in the judgment of the related Servicer, such default is reasonably foreseeable.

In accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on any Mortgaged Property (to the extent such Servicer has been notified that such taxes or assessments have not paid by the related Mortgagor or the owner or the servicer of the related first lien), which advances shall be reimbursable as provided in Section 3.03; provided, however, that each Servicer shall be required to advance only to the extent that such advances, in the good faith judgment of such Servicer, will be recoverable by such Servicer out of Insurance Proceeds, Liquidation Proceeds, or otherwise out of the proceeds of the related Loan; and provided, further, that such payments shall be advanced within such time period required to avoid the loss of the Mortgaged Property by foreclosure of a tax or other lien. The costs incurred by a Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Securityholders, be added to the Principal Balances of the related Loans, notwithstanding that the terms of such Loans so permit. In the event PNC is so notified, PNC shall notify the related Mortgagor at the time PNC receives notice that flood insurance on the related Mortgaged Property will expire.

Each Servicer is authorized and empowered by the Indenture Trustee, in its own name, when the related Servicer believes it appropriate in its reasonable judgment to register any Loan on the MERS® System, or cause the removal from the registration of any Loan on the MERS® System, to execute and deliver, on behalf of the Indenture Trustee, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS. MERS will be named as holder of the loan solely as nominee for the Indenture Trustee and its successors and assigns.

The Indenture Trustee will provide limited powers of attorney, substantially in the form of Exhibit B hereto, to each Servicer, prepared by each Servicer, to permit each Servicer to act on behalf of the Indenture Trustee under this Agreement. Each Servicer hereby indemnifies the Indenture Trustee for all costs and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such power of attorney.

Each Servicer shall fully report its borrower credit files related to the related Loans to Equifax Credit Information Services, Inc., TransUnion LLC and Experian in a timely manner. When required by law or it is otherwise prudent to do so, a Servicer may suspend credit reporting for any Loan.

Each Servicer shall be entitled to rely on any electronic boarding data provided by any prior servicer of the related Loan or the originator of such Loan, and no Servicer shall be liable for any errors in any such information. Notwithstanding the foregoing, in the event a Servicer is aware of a discrepancy between any such electronic boarding data and the terms of the related Mortgage Note, such Servicer shall rely conclusively on the terms set forth under the Mortgage Note.

If the Mortgage relating to a Loan did not have a lien senior to the Loan on the related Mortgaged Property as of the Cut-off Date, then the related Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage relating to a Loan had a lien senior to the Loan on the related Mortgaged Property as of the Cut-off Date, then the related Servicer, in such capacity, may consent to the refinancing of the prior senior lien, provided, that such refinancing conforms to the related Servicer’s standard subordination underwriting guidelines which shall at all times conform with Accepted Servicing Practices and the provisions of this Servicing Agreement.

The relationship of each Servicer (and of any successor to each Servicer as servicer under this Servicing Agreement) to the Issuer under this Servicing Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(b)  Each Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of certain of the related Loans. Each Subservicer of a Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.02, the related Subservicing Fee from payments of interest received on such Loan after payment of all amounts required to be remitted to the related Servicer in respect of such Loan. References in this Servicing Agreement to actions taken or to be taken by a Servicer in servicing the Loans include actions taken or to be taken by a Subservicer on behalf of such Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Servicing Agreement and as the related Servicer and the Subservicer have agreed. With the approval of the related Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicers will remain obligated under the related Subservicing Agreements. Each Servicer and the related Subservicer may enter into amendments to the related Subservicing Agreements; provided, however, that any such amendments shall not cause the related Loans to be serviced in a manner that would be materially inconsistent with the standards set forth in this Servicing Agreement. Each Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions thereof and without any limitation by virtue of this Servicing Agreement; provided, however, that in the event of termination of any Subservicing Agreement by a Servicer or the related Subservicer, such Servicer shall either act as servicer of the related Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. Notwithstanding any Subservicing Agreement, any of the provisions of this Servicing Agreement relating to agreements or arrangements between a Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, each Servicer shall remain obligated and liable to the Indenture Trustee, the Insurer and the Issuer for the servicing and administering of the related Loans in accordance with the provisions of this Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering the related Loans. Each Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of such Servicer and nothing contained in this Servicing Agreement shall be deemed to limit or modify such indemnification.

From and after the Closing Date, each Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on such Servicer’s behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any related Loan to refinance the Loan, in whole or in part, without the prior written consent of the Issuer. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors to refinance any Loans and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Issuer on the Closing Date and no Servicer shall take any action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that the following shall not constitute solicitation under this Section 3.01: (i) promotions undertaken by a Servicer or any affiliate of a Servicer which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the borrowers or obligors under the related Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements, (ii) promotions undertaken by a Servicer based on such Servicer’s own independent customer databases and (iii) responding to a request unsolicited by such Servicer and initiated by a Mortgagor or obligor under any Loan relating to refinancing. This Section 3.01 shall not be deemed to preclude a Servicer or any of its affiliates from soliciting any Mortgagor for any other financial products or services. Each Servicer shall use its efforts required by applicable law to prevent the sale of the name of any Mortgagor to any Person who is not an affiliate of such Servicer.

In the event that the rights, duties and obligations of a Servicer are terminated hereunder, any successor to the related Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing Subservicing Agreement with any Subservicer in accordance with the terms of the applicable Subservicing Agreement or assume the terminated Servicer’s rights and obligations under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

As part of its servicing activities hereunder, each Servicer, for the benefit of the Securityholders, shall use reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material adverse effect on a Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the related Servicer would employ in its good faith business judgment and require were it the owner of the related Loans and which are normal and usual in its general mortgage servicing activities. Each Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

Each Servicer shall comply with the obligations set forth in Section 11.01 of the Indenture, subject to Section 6.03 hereof.

Section 3.02  Collection of Certain Loan Payments.

(a)  Each Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the related Loans, and shall, to the extent such procedures are consistent with this Servicing Agreement, Accepted Servicing Practices and any related insurance policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities and consistent with the procedures that such Servicer employs in servicing all other Loans in its servicing portfolio with characteristics similar to these of the related Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, each Servicer may in its discretion waive any late payment charge, prepayment charge or penalty interest or other fees which may be collected in the ordinary course of servicing such Loan. Subject to the final sentence of Section 3.01(a), each Servicer may also extend the Due Date for payment due on a Loan, provided, however, that a Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the lien of the related Mortgage (except as described below) or the interests of the Securityholders or the Insurer. Consistent with the terms of this Servicing Agreement (including the final sentence of Section 3.01(a)) and without limiting the generality of the foregoing, each Servicer may also:

(i)  waive, modify or vary any term of any Loan;

(ii)  consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor;

(iii)  arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid;

(iv)  forgive any portion of the amounts contractually owed under the Loan;

(v)  reset the Due Date for the Loan; or

(vi)  any combination of the foregoing;

if in the related Servicer’s determination such waiver, modification, postponement or indulgence, arrangement or other action referred to above is not materially adverse to the interests of the Securityholders or the Insurer and is generally consistent with such Servicer’s policies with respect to mortgage loans similar to the related Loans. Such Loans will not be considered “delinquent” for the purposes of the Basic Documents so long as the Mortgagor complies with the terms of such waiver, modification, postponement or indulgence.

(b)  Each Servicer shall establish a Custodial Account, which shall be an Eligible Account, titled “[Servicer’s name], in trust for the Holders of Asset Backed Securities Corporation, Home Equity Asset-Backed Securities, Series 2006-2” or, if established and maintained by a Subservicer on behalf of the related Servicer, “[Subservicer’s name], in trust for [Servicer’s name]” or “[Subservicer’s name], as agent, trustee and/or bailee of principal and interest custodial account for [Servicer’s name], its successors and assigns, for various owners of interest in [Servicer’s name] mortgage-backed pools,” in which the related Servicer shall deposit or cause to be deposited any amounts representing payments and collections in respect of the Loans received by it subsequent to the Cut-off Date (other than in respect of the payments referred to in the following paragraph) within two Business Days following receipt thereof (or otherwise on or prior to the Closing Date or, in the case of payments that are not in the form of checks accompanied by the Servicer-provided billhead, within five Business Days following receipt thereof), including the following payments and collections received or made by it (without duplication):

(i)  all payments of principal or interest on the related Loans received by such Servicer or by any Subservicer, net of any late fees or other amounts to be retained by the Servicer under this Servicing Agreement;

(ii)  Net Liquidation Proceeds including any related Foreclosure Profit, net of any late fees or other amounts to be retained by such Servicer under this Servicing Agreement;

(iii)  any amounts deposited by such Servicer in connection with any REO pursuant to the Loan Purchase Agreement;

(iv)  insurance proceeds, other than Net Liquidation Proceeds, resulting from any insurance policy maintained on a Mortgaged Property, except for insurance proceeds for the repair or restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with Accepted Servicing Practices, the related Loan File or applicable law;

(v)  all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller’s normal servicing procedures, the documents in the Mortgage File or applicable law.

(vi)  all proceeds (including the Repurchase Price) of any Loans repurchased by the Seller pursuant to the Loan Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited by the Seller in connection with the substitution of an Eligible Substitute Loan pursuant to the Loan Purchase Agreement;

(vii)  any amounts required to be deposited in the Custodial Account pursuant to Section 3.08;

(viii)  amounts required to be paid by the related Servicer pursuant to Section 3.04;

(ix)  all Advances made by such Servicer pursuant to Section 3.19;

(x)  with respect to each Principal Prepayment on the Loans (other than the HELOCs), the Compensating Interest Payment, if any, for the related Prepayment Period; and

(xi)  all Prepayment Charges.

provided, however, that with respect to each Collection Period, each Servicer shall be permitted to retain from payments in respect of interest on the related Loans, the related Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the related Custodial Account are exclusive, it being understood that, without limiting the generality of the foregoing, a Servicer need not deposit in the Custodial Account amounts representing fees (including annual fees) or late charge penalties payable by Mortgagors (such amounts to be retained as additional servicing compensation in accordance with Section 3.09 hereof), or amounts received by the related Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Custodial Account is so deposited, the related Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding.

Each Servicer may cause the institution maintaining the related Custodial Account to invest any funds in such Custodial Account in Permitted Investments, which shall mature not later than the next Servicer Remittance Date and which shall not be sold or disposed of prior to its maturity. Except as provided above, all income and gain realized from any such investment shall inure to the benefit of the related Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Custodial Account by the related Servicer out of its own funds immediately as realized.

(c)  Each Servicer will require each related Subservicer to hold all funds constituting collections on the related Loans, pending remittance thereof to such Servicer, in one or more accounts meeting the requirements of an Eligible Account, and, if applicable, invested in Permitted Investments.

(d)  Each Servicer may, with the prior written consent of the Indenture Trustee, transfer a Custodial Account to a different Eligible Account from time to time.

Section 3.03  Withdrawals from the Custodial Accounts. Each Servicer shall, from time to time as provided herein, make withdrawals from the related Custodial Account for the following purposes:

(i)  in the case of PNC, from collections on the PNC Serviced Loans, (a) on a daily basis, from Principal Collections, to pay to PNC the amount of any Additional Balances as and when created during the related Collection Period and (b) to pay to PNC any Reimbursable Excluded Amounts (as defined in Section 3.16(b) hereof) received during the related Collection Period;

(ii)  on each Servicer Remittance Date preceding a Payment Date, the related Servicer shall withdraw from the related Custodial Account the portion of the Interest Remittance Amount and Principal Remittance Amount for such Payment Date applicable to the Loans being serviced by such Servicer and, prior to the close of business on such Servicer Remittance Date, deposit such amounts into the Payment Account, to be distributed by the Indenture Trustee pursuant to Section 3.16(c) hereof and by the Paying Agent in accordance with and in the order or priority set forth in Section 3.05(a) of the Indenture for such Payment Date, in accordance with the Servicing Certificate;

(iii)  to the extent deposited to the related Custodial Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.04, or Liquidation Expenses paid pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Servicing Agreement (to the extent not payable pursuant to Section 3.09), such withdrawal right being limited to amounts received on particular Loans which represent late recoveries of the payments for which such advances were made, or from related Liquidation Proceeds or the proceeds of the purchase of such Loan;

(iv)  to pay to itself out of each payment received on account of interest on a related Loan as contemplated by Section 3.09, an amount equal to the related Servicing Fee (to the extent not retained pursuant to Section 3.02), and to pay to any Subservicer any Subservicing Fees not previously withheld by the Subservicer;

(v)  to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.02(b);

(vi)  to pay to the Seller, with respect to any Loan or property acquired in respect thereof that has been repurchased by or otherwise transferred to the Seller, all amounts received thereon and not required to be distributed to Securityholders as of the date on which the related Repurchase Price is determined;

(vii)  in the event that Liquidation Proceeds, if applicable, received in respect of a Loan are not sufficient to cover all unreimbursed expenses for which the related Servicer is entitled to reimbursement hereunder, such Servicer may reimburse itself for such expenses out of funds held in the related Custodial Account;

(viii)  to transfer funds to another Eligible Account in accordance with Section 3.02(d) hereof;

(ix)  to withdraw any other amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.02;

(x)  to clear and terminate the Custodial Account upon the termination of this Servicing Agreement;

(xi)  to reimburse such Servicer for any unpaid Servicing Fees to which such Servicer is entitled under this Agreement, including (A) in connection with the termination of the obligations of such Servicer, (B) any accrued and unpaid Servicing Fees at the time a Loan becomes a Liquidated Loan or Charged Off Loan and (C) any unpaid Servicing Fees not otherwise collected from Liquidation Proceeds;

(xii)  to reimburse such Servicer for (A) unreimbursed Servicing Advances, such Servicer’s right to reimbursement pursuant to this clause (A) with respect to any Loan being limited to amounts received on such Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds, amounts representing proceeds of other insurance policies, if any, covering the related Mortgaged Property, rental and other income from REO and proceeds of any purchase or repurchase of the related Loan with respect to such Mortgage Loan) respecting which any such advance was made and late recoveries of the payments for which such Servicing Advance was made and (B) for unpaid Servicing Fees as provided in Section 3.07 hereof;

(xiii)  to reimburse such Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (xiii) being limited to amounts received on the Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds, amounts representing proceeds of other insurance policies, if any, covering the related Mortgaged Property, rental and other income from REO and proceeds of any purchase or repurchase of the related Loan to the extent deposited in the Custodial Account);

(xiv)  to reimburse such Servicer for any Nonrecoverable Advance previously made from collections or proceeds of any of the Loans serviced by such Servicer;

(xv)  to pay itself any Prepayment Interest Excess; provided that in accordance with the definition of “Prepayment Interest Excess,” the applicable Servicer shall only be entitled to Prepayment Interest Excess with respect to any Loan and any Payment Date if the related Principal Prepayment in full is deposited to the related Custodial Account pursuant to Section 3.02(b)(i) hereof in the same month as such Principal Prepayment in full is made, to be included with distributions on such Payment Date;

(xvi)  to reimburse such Servicer for any Advances or Servicing Advances made with respect to a delinquent Loan, which Loan has been modified by such Servicer in accordance with the terms of this Agreement, such right of reimbursement being limited to amounts received on the Loan so modified; and

(xvii)  to reimburse such Servicer for expenses incurred and reimbursable pursuant to Section 6.03 hereof.

Since, in connection with withdrawals pursuant to clauses (i), (iii) and (iv), each Servicer’s entitlement thereto is limited to collections or other recoveries on the related Loan, such Servicer shall keep and maintain separate accounting, on a Loan by Loan basis, for the purpose of justifying any withdrawal from the related Custodial Account pursuant to such clauses. Notwithstanding any other provision of this Servicing Agreement, each Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses incurred pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Servicing Agreement that such Servicer determines to be otherwise nonrecoverable, by withdrawal from the related Custodial Account of amounts on deposit therein attributable to the related Loans on any Business Day prior to the Payment Date succeeding the date of such determination.

Section 3.04  Maintenance of Hazard Insurance; Property Protection Expenses.

(a)  Each Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Loans, which policy shall provide coverage in an amount equal to the amount at least equal to the least of (i) the amount of the actual direct physical damage to the Mortgaged Property, (ii) the amount of the outstanding balance on the Loan or (iii) the actual market value of the structures built on the Mortgaged Property at the time of the loss. Each Servicer shall use its best efforts to monitor that a blanket policy is maintained as described in the previous sentence in the same manner as it would for mortgage loans in its own portfolio. Any amounts collected by the related Servicer under any such policy relating to a Loan shall be deposited in the related Custodial Account subject to withdrawal pursuant to Section 3.03. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a standard hazard insurance policy, and there shall have been a loss which would have been covered by such policy, the related Servicer shall deposit in the related Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the related Servicer’s own funds, without reimbursement therefor. Upon request of the Indenture Trustee, the related Servicer shall cause to be delivered to the Indenture Trustee a certified true copy of such policy and a statement that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Indenture Trustee. In connection with its activities as servicer of such Loans, the related Servicer agrees to present, on behalf of itself and the Securityholders, claims under any such blanket policy.

(b)  If, upon the origination of a Loan, the related Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance has been made available, the related Servicer shall cause to be maintained, to the extent required by the related Loan File, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage at least equal to the lesser of (i) the unpaid Principal Balance of such Loan, (ii) the full insurable value of such Mortgaged Property or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. With respect to any REO, the related Servicer shall also maintain, if applicable, flood insurance in an amount at least equal to the lesser of (i) the maximum insurable value of the improvements that are a part of such property and (ii) the Principal Balance owing on the related Loan at the time of foreclosure or grant of deed in lieu of foreclosure plus accrued interest and related Liquidation Expenses.

(c)  Pursuant to Section 3.02, any amounts collected by a Servicer under any insurance policy maintained pursuant to this Section, other than amounts to be applied to the restoration or repair of Mortgaged Property or released to a Mortgagor in accordance with such Servicer’s normal servicing practices, shall be deposited into the related Custodial Account, subject to withdrawal pursuant to Section 3.03. Any cost incurred by a Servicer in maintaining any such insurance shall be added to the amount owing under the related Loan where the terms of the related Loan File so permit; provided, that the addition of any such cost shall not be taken into account for purposes of calculating the Principal Balance of such Loan. Such costs shall be recoverable by the related Servicer pursuant to Section 3.03.

(d)  No Servicer shall be under any obligation to maintain or require any Mortgagor to maintain earthquake, title or other additional insurance, and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of any Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Section 3.05  Modification Agreements. Each Servicer or the related Subservicer, as the case may be, shall be entitled to (A) execute assumption agreements, modification agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by this Servicing Agreement and other comparable instruments with respect to the Loans and with respect to the Mortgaged Properties subject to the Mortgages (and the Issuer and the Indenture Trustee each shall promptly execute any such documents on request of a Servicer) and (B) approve the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters, in each case if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Loan, that the security for, and the timely and full collectability of, such Loan would not be adversely affected thereby, ; provided, however, that such Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan (unless such Mortgage Loan is in default or, in the judgment of such Servicer, such default is reasonably foreseeable), including without limitation any modification that would change the Mortgage Interest Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with Principal Prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), increase the principal balance, or extend the final maturity date of such Mortgage Loan, and, provided however, that in no event shall such modification reduce the Mortgage Interest Rate on a Mortgage Loan below the rate at which the Servicing Fee with respect to such Mortgage Loan accrues. Any fee collected by a Servicer or the related Subservicer for processing such request will be retained by such Servicer or such Subservicer as additional servicing compensation.

Section 3.06  Trust Estate; Loan Files. (a) When required by the provisions of this Servicing Agreement, the Issuer or the Indenture Trustee shall execute instruments to release property from the terms of the Trust Agreement, Indenture or Custodial Agreement, as applicable, or convey the Issuer’s or the Indenture Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Servicing Agreement. No party relying upon an instrument executed by the Issuer or the Indenture Trustee as provided in this Section 3.06 shall be bound to ascertain the Issuer’s or the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)  If from time to time a Servicer shall deliver to the related Custodian copies of any written assurance, assumption agreement or substitution agreement or other similar agreement pursuant to Section 3.05, such Servicer may in accordance with the terms of the related Custodial Agreement, cause the related Custodian to determine if each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies with the Loan Files. If any such documents submitted by a Servicer do not meet the above qualifications, (i) the related Servicer may, in accordance with the terms of the related Custodial Agreement, cause the related Custodian to promptly return such documents to the related Servicer and (ii) the related Servicer shall forward the correct documentation to the related Custodian.

(c)  Upon receipt of a request for release delivered via e-mail, substantially in the form attached hereto as Exhibit C, from a Servicer (each a “Request for Release”), that indicates that a Loan has been the subject of a final payment or a prepayment in full and the related Loan has been terminated or that substantially all Liquidation Proceeds which have been determined by the related Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the related Custodial Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Loan or, if applicable, Liquidation Proceeds, the Custodian shall promptly release and deliver by overnight delivery the Loan Files to such Servicer pursuant to the terms of the related Custodial Agreement, no later than three (3) Business Days after such Servicer’s request, along with such documents as such Servicer or the Mortgagor may request to evidence satisfaction and discharge of such Loan and the Indenture Trustee shall execute any documents delivered to it and reasonably requested in connection therewith, without recourse, representation or warranty. If from time to time and as appropriate for the servicing or foreclosure of any Loan, a Servicer requests the related Custodian to release the Loan Files and delivers to the related Custodian a Request for Release to the related Custodian, pursuant to the terms of the related Custodial Agreement the related Custodian will release and deliver by overnight delivery the Loan Files to the related Servicer. The related Servicer shall return promptly to the related Custodian the Loan Files when such Servicer’s need therefor no longer exists, unless the related Loan has been liquidated (provided, however, that the related Servicer shall indicate that such Loan has been or is to be liquidated in the related Request for Release).

Section 3.07  Realization Upon Defaulted Loans; Loss Mitigation. (a) With respect to the Loans that come into and continue in default, the related Servicer shall decide whether to (i) foreclose upon the Mortgaged Properties securing such Loans, (ii) write off the unpaid principal balance of the Loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permit a short refinancing (a payoff of the Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with this Servicing Agreement; in each case subject to the rights of any related first lien holder; provided that in connection with the foregoing if the related Servicer has actual knowledge that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the related Servicer will not cause the Issuer or the Indenture Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such decision, the related Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default if deemed to be appropriate by the related Servicer) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities; provided that the related Servicer shall not be liable in any respect hereunder if such Servicer is acting in connection with any such foreclosure or attempted foreclosure which is not completed or other conversion in a manner that is consistent with the provisions of this Servicing Agreement. In the event the related Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Indenture Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by such Servicer. Upon completion of the inspection, the related Servicer shall promptly provide the Indenture Trustee with a written report of environmental inspection. The foregoing is subject to the proviso that the related Servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that (i) such expenditure will increase the related Net Liquidation Proceeds and (ii) such expenses will be recoverable by the related Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. In the event of a determination by a Servicer that any such expenditure previously made pursuant to this Section 3.07 will not be reimbursable from Liquidation Proceeds, such Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.03.

(b)  [RESERVED]

(c)  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued in the name of the Indenture Trustee, on behalf of the Securityholders of the Home Equity Mortgage Trust, 2006-2, or its designee. The Indenture Trustee’s name shall be placed on the title to such REO solely as the Indenture Trustee hereunder and not in its individual capacity. Each Servicer shall ensure that the title to such REO references this Agreement and the Indenture Trustee’s capacity hereunder. Notwithstanding any such acquisition of title and cancellation of the related Loan, such Mortgaged Property shall (except as otherwise expressly provided herein) be considered to be an outstanding Loan held as an asset of the Issuer until such time as such property shall be sold.

(d)  Notwithstanding anything to the contrary contained in this Agreement, with respect to any Loan that is one hundred twenty (120) days delinquent, the related Servicer shall have obtained or shall obtain a broker’s price opinion with respect to the related Mortgaged Property and shall use all reasonable efforts to obtain a total indebtedness balance (including, but not limited to, unpaid principal, interest, escrows, taxes and expenses) for any related senior lien. The cost of obtaining any such broker’s price opinion shall be reimbursable to the related Servicer pursuant to Section 3.03(xii). After obtaining the related broker’s price opinion, the related Servicer will determine whether any Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property. If the related Servicer determines that (x) no Significant Net Recovery is possible or (y) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, it may, at its discretion, charge off such delinquent Loan in accordance with paragraph (e) and (f) below.

(e)  With respect to any Loan, if the related Servicer determines based on the broker’s price opinion obtained under paragraph (d) above and other relevant considerations that (x) no Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property or (y) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, it will be obligated to charge off the related Loan during the month in which such Loan becomes 180 days delinquent. Once a Loan has been charged off, (under this Section or otherwise) the related Servicer will discontinue making Advances, the related Servicer will not be entitled to any additional servicing compensation (except as described in paragraph (f) of this Section 3.07), the Charged Off Loan will give rise to a Realized Loss, and the related Servicer will follow the procedures described in paragraph (f) below. If the related Servicer determines that (x) a Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the Mortgaged Property and (y) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is sufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, such Servicer may continue to make Advances on the related Loan that has become 180 days delinquent and, will notify the Credit Risk Manager of that decision.

(f)  (A) With respect to any Wilshire Serviced Loan that becomes a Charged Off Loan, Wilshire shall notify SPS of its decision to charge off such Loan and the servicing of such Wilshire Serviced Loan will be transferred to SPS, such transfer to be initiated by Wilshire on the 15th day of the month (or if the 15th of the month is not a Business Day, the next Business Day) following the month in which such Wilshire Serviced Loan becomes a Charged Off Loan and may be serviced, at SPS’s discretion, using Special Servicing as provided in paragraph (f)(B) below. Immediately upon transfer of any Wilshire Serviced Loan to SPS, Wilshire shall be reimbursed for all unreimbursed Advances and Servicing Advances (including any trailing expenses incurred prior to but invoiced after the date servicing is transferred to SPS, so long as Wilshire notifies the Indenture Trustee of such trailing expenses within 90 days of the date of such transfer) and unpaid Servicing Fees relating to such transferred Mortgage Loan out of funds on deposit in the related Custodial Account. Wilshire shall provide an Officer’s Certificate to the Indenture Trustee no later than the related Servicer Remittance Date evidencing the amount to be reimbursed pursuant to the previous sentence with respect to any Loans transferred by Wilshire to SPS. Wilshire shall notify the Indenture Trustee of any Wilshire Serviced Loan that is transferred to SPS. Wilshire shall provide servicing information on such transferred Loans as reasonably requested by SPS including, but not limited to, an electronic data tape containing the fields set forth in Exhibit H hereto, and an electronic file or hard copy containing collection comments, outstanding advance balances, payment histories, and hardcopies of any imaged files. SPS shall be responsible for any other reasonable actions required by Accepted Servicing Practices relating to the transfer of servicing and the charging off of such Loans. All costs of such transfer of the electronic data tape and files relating to Wilshire Serviced Loan shall be paid by Wilshire. Wilshire shall not be responsible for SPS’s boarding costs of such transferred Loans. SPS shall not be responsible for the reimbursement of any Advance or Servicing Advance on a transferred Loan;

(B) Any (x) PNC Serviced Loan or Ocwen Serviced Loan that becomes a Charged Off Loan or (y) Wilshire Serviced Loan that becomes a Charged Off Loan and is transferred to SPS pursuant to paragraph (f)(A) above may continue to be serviced by the related Servicer for the Securityholders using Special Servicing. PNC, Ocwen or SPS, as applicable, will accrue, but not be entitled to, any Servicing Fees and reimbursement of expenses in connection with such Charged Off Loans, except to the extent of funds available from the aggregate amount of recoveries on all Loans serviced by that Servicer that are Charged Off Loans. Such aggregate recovery amounts on Loans serviced by that Servicer that are Charged Off Loans shall be paid to the related Servicer first, as reimbursement of any outstanding and unpaid expenses, and second, as any accrued and unpaid Servicing Fees. The related Servicer will only be entitled to previously accrued Servicing Fees and expenses on any such Charged Off Loans. The related Servicer will not be entitled to receive any future unaccrued Servicing Fees or expenses from collections on such Charged Off Loans. Any Charged Off Loan serviced by a Servicer using Special Servicing shall be so serviced until the Release Date described below. Any Net Recoveries on such Charged Off Loans received prior to the Release Date will be included in the Principal Remittance Amount and Interest Remittance Amount.

On the date (the “Release Date”) which is no more than six months after the date on which a Servicer begins servicing any Charged Off Loans using Special Servicing, unless specific Net Recoveries are anticipated by the related Servicer on a particular Charged Off Loan (in which case the Release Date will be delayed until all such specific anticipated Net Recoveries are received or no longer anticipated), such Charged Off Loan will be released from the Trust, will no longer be an asset of any REMIC, and will be transferred to the Class 1X-2 Certificateholders, in the case of a Group 1 Loan, or the Class 2X-2 Certificateholders, in the case of a Group 2 Loan, without recourse, and thereafter (i) those Holders, as identified with contact information in writing to the related Servicer by the Depositor, will be entitled to any amounts subsequently received in respect of any such Released Loans, subject to the related Servicer’s fees described below, (ii) the majority in interest Class 1X-2 Certificateholder or Class 2X-2 Certificateholder, as applicable, may designate any servicer to service any such Released Loan, (iii) the majority in interest Class 1X-2 Certificateholder or Class 2X-2 Certificateholder, as applicable, may sell any such Released Loan to a third party and (iv) to the extent the servicing of such Charged Off Loans is not transferred from the related Servicer, the servicing of such Charged Off Loans and the fees therefor shall be governed by the most current servicing agreement between the related Servicer and the Seller. Notwithstanding the previous sentence, if at any time after a Loan has been Charged Off and prior to six months after the date on which the related Servicer begins servicing such Charged Off Loan using Special Servicing, the related Servicer determines that there will not be any Net Recoveries on such Charged Off Loan under any circumstances, such Servicer may release such Charged Off Loan to the majority in interest Class 1X-2 Certificateholder or Class 2X-2 Certificateholder, as applicable,in accordance with the provisions set forth in the previous sentence.

Notwithstanding the foregoing, the procedures described above in the first paragraph of this subsection 3.07(f) relating to the treatment of Charged Off Loans may be modified at any time at the discretion of the majority in interest Class 1X-1 Certificateholder or Class 2X-2 Certificateholder, as applicable,, with the consent of the applicable Servicers, which consents shall not be unreasonably withheld; provided, however, that in no event shall the majority in interest Class 1X-1 Certificateholder or Class 2X-2 Certificateholder, as applicable, change the fee structure relating to Charged Off Loans in a manner that would cause fees to be paid to the Servicers other than from recoveries on Charged Off Loans.

The Indenture Trustee shall track collections received by each Servicer on any Charged Off Loans based upon loan level data provided to the Indenture Trustee by the related Servicer on each Data Remittance Date in a report in the form of Exhibit E hereto, identifying the Charged Off Loans as of the related Collection Period that such Servicer will continue to service until the related Release Date using Special Servicing. On each Payment Date, the Indenture Trustee shall verify, based on the recovery and expense information provided by the related Servicer, on the related Data Remittance Date, (i) the aggregate amount of accrued and unpaid Servicing Fees to be paid to each Servicer, and expenses to be reimbursed to each Servicer, on such Charged Off Loans as of the related Collection Period and (ii) the amount of Net Recoveries on such Charged Off Loans for such Payment Date. The Indenture Trustee shall be entitled to rely, without independent verification, on the loan level data provided by the Servicers that identifies the recovery amounts and the outstanding and unpaid expenses on any Charged Off Loan in order to verify the amount in clause (ii) of the previous sentence. The Indenture Trustee will be responsible for independently verifying the aggregate amount of accrued and unpaid Servicing Fees described in clause (i) of the second preceding sentence to be paid to the related Servicer.

(g)  The majority Class 1X-2 Certificateholder or Class 2X-2 Certificateholder, as applicable, at its option, may (but is not obligated to) repurchase from the Trust Fund, (a) any related Loan that is delinquent in payment by three or more Scheduled Payments or (b) any related Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially. If it elects to make any such repurchase, the majority Class 1X-2 Certificateholder or Class 2X-2 Certificateholder, as applicable, shall repurchase such Loan with its own funds at a price equal to the Repurchase Price for such Loan. The majority Class 1X-2 Certificateholder or Class 2X-2 Certificateholder, as applicable, may designate any servicer to service any such Loan purchased from the Trust.

Section 3.08  Issuer and Indenture Trustee to Cooperate. On or before each Payment Date, each Servicer will notify the Indenture Trustee or the Custodian, with a copy to the Issuer, of the termination of or the payment in full and the termination of any Loan during the preceding Collection Period. Upon receipt of payment in full, the related Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded if required under the Loan Purchase Agreement, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the related Servicer if required by applicable law and be delivered to the Person entitled thereto and, if applicable, to cause the removal from the registration on the MERS® System of such Mortgage. It is understood and agreed that any expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the related Custodial Account. From time to time and as appropriate for the servicing or foreclosure of any Loan, the Custodian shall, pursuant to the terms of the Custodial Agreement, upon request of the related Servicer and delivery to the Custodian, with a copy to the Issuer, of a Request for Release, signed by a Servicing Officer, release or cause to be released the related Loan File to the related Servicer and the Issuer or Indenture Trustee shall promptly execute such documents, in the forms provided by the related Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the related Servicer to return the Loan File to the Custodian (as specified in such receipt) when the need therefor by the related Servicer no longer exists unless the Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released to the related Servicer.

If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, such Servicer shall, if applicable, deliver or cause to be delivered to the Indenture Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents (which, if acceptable by the related court, may be copies) necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. The related Servicer shall deposit or credit the Net Liquidation Proceeds, inclusive of Foreclosure Profits, received with respect thereto in the related Custodial Account.

In the event that all delinquent payments due under any such Loan are paid by the Mortgagor and any other defaults are cured, then the assignee for collection shall promptly reassign such Loan to the Indenture Trustee and return all Loan Files to the place where the related Loan File was being maintained.

In connection with the Issuer’s obligation to cooperate as provided in this Section 3.08 and all other provisions of this Servicing Agreement requiring the Issuer to authorize or permit any actions to be taken with respect to the Loans, the Indenture Trustee, expressly agrees, on behalf of the Issuer, to take all such actions on behalf of the Issuer and to promptly execute and return all instruments reasonably required by the Servicers in connection therewith.

Section 3.09  Servicing Compensation and Master Servicing Compensation; Payment of Certain Expenses by Servicers.

Each Servicer shall be entitled to receive the related Servicing Fee in accordance with Sections 3.02 and 3.03 as compensation for its services in connection with servicing the Loans. Moreover, additional servicing compensation in the form of late payment charges, Prepayment Interest Excess, investment income on amounts in the related Custodial Account or the Payment Account and other receipts not required to be deposited in the related Custodial Account as specified in Section 3.02 shall be retained by the related Servicer. Each Servicer shall be required to pay all expenses incurred by it in connection with its normal and customary activities hereunder and shall not be entitled to reimbursement therefor.

Section 3.10  Annual Statement as to Compliance. Not later than March 10 of each calendar year beginning in 2007 (and no later than April 15 of any calendar year in which the Trust Fund is no longer subject to the Exchange Act reporting requirements), each Servicer and the Special Servicer shall deliver to the Depositor, the Insurer and the Indenture Trustee an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to the signer thereof, that (i) a review of the activities of such Servicer or the Special Servicer during the preceding calendar year and of the performance of such Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, such Servicer or the Special Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. If the Indenture Trustee or the Depositor has not received the related Annual Statement of Compliance by March 10 of the related year (and no later than April 15 of any calendar year in which the Trust Fund is no longer subject to the Exchange Act reporting requirements), such party shall notify the related Servicer by telephone and email, or by telephone and fax, of such failure.

Section 3.11  Assessments of Compliance and Attestation Reports. On and after January 1, 2006, each Servicer and the Special Servicer shall service and administer the related Loans in accordance with all applicable requirements of the Servicing Criteria. Each Servicer and the Special Servicer shall deliver to the Trustee and the Depositor (with a copy to the Insurer) on or before March 10 of each calendar year beginning in 2007 (and no later than April 15 of any calendar year in which the Trust Fund is no longer subject to the Exchange Act reporting requirements), a report (an “Assessment of Compliance”) regarding the related Servicer’s or the Special Servicer’s assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which as of the date hereof, require a report by an authorized officer of the related Servicer or the Special Servicer that contains the following:

(a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the related Servicer or the Special Servicer;

(b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the related Servicer or the Special Servicer;

(c) An assessment by such officer of the related Servicer’s or the Special Servicer’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the related Servicer or the Special Servicer, that are backed by the same asset type as the Loans;

(d) A statement that a registered public accounting firm has issued an attestation report on the related Servicer’s or the Special Servicer’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e) A statement as to which of the Servicing Criteria, if any, are not applicable to the related Servicer or the Special Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the related Servicer or the Special Servicer, that are backed by the same asset type as the Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit F hereto delivered to the Indenture Trustee and the Depositor concurrently with the execution of this Agreement. If the Indenture Trustee or the Depositor has not received the related Assessment of Compliance by March 10 of the related year (and no later than April 15 of any calendar year in which the Trust Fund is no longer subject to the Exchange Act reporting requirements), such party shall notify the related Servicer by telephone and email, or by telephone and fax, of such failure.

On or before March 10 of each calendar year beginning in 2007 (and no later than April 15 of any calendar year in which the Trust Fund is no longer subject to the Exchange Act reporting requirements), each Servicer and the Special Servicer shall furnish to the Indenture Trustee and the Depositor a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Servicer or the Special Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board. If the Indenture Trustee or the Depositor has not received the related Attestation Report by March 10 of the related year (and no later than April 15 of any calendar year in which the Trust Fund is no longer subject to the Exchange Act reporting requirements), such party shall notify the related Servicer by telephone and email, or by telephone and fax, of such failure.

Each Servicer shall cause any Subservicer to which such Servicer delegated any of its responsibilities with respect to the related Mortgage Loans and each Subcontractor determined by such Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Indenture Trustee and the Depositor an assessment of compliance and accountants’ attestation by March 10 of any calendar year during which the Trust Fund is subject to the Exchange Act reporting requirements.

For so long as the Trust Fund is subject to the Exchange Act reporting requirements, the Indenture Trustee shall also provide to the Depositor an Assessment of Compliance and Attestation Report with respect to itself, as and when provided above by March 15, which shall address each of the Servicing Criteria specified on Exhibit F hereto which are indicated as applicable to the “indenture trustee.”

Section 3.12  Access to Certain Documentation and Information Regarding the Loans. Whenever required by statute or regulation each Servicer shall provide to any Securityholder upon reasonable request (or a regulator for a Securityholder), the Insurer or the Indenture Trustee, reasonable access to the documentation regarding the related Loans in its possession, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the related Servicer. In addition, each Servicer shall provide to the Special Servicer reasonable access to all records and documentation regarding the Loans serviced by it that become Special Serviced Loans. Each Servicer may, from time to time, provide the Depositor, the Insurer, the Indenture Trustee and any Person designated by the Depositor, the Insurer or the Indenture Trustee, with reports and information regarding the Loans, including without limitation, information requested by the Depositor or an originator of the Loans for required institutional risk control. Nothing in this Section 3.12 shall derogate from the obligation of each Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of a Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

Section 3.13  Maintenance of Certain Servicing Insurance Policies.

(a)  Each Servicer shall maintain with a responsible company, and at its own expense, a banker's blanket fidelity bond (a “Fidelity Bond”) and a mortgage errors and omissions insurance policy (an “Errors and Omissions Policy”), in amounts as required by Fannie Mae and Freddie Mac and as are commercially available and at costs that are not generally regarded as excessive by industry standards. Any fidelity bond shall protect against dishonest act of officers and employees. Any such Fidelity Bond or Errors and Omissions Policy shall not be canceled without the prior written consent of the Indenture Trustee.

(b)  Each Servicer shall be deemed to have complied with this provision if any of its Affiliates has such a Fidelity Bond and Errors and Omissions Policy and, by the terms of such policy, the coverage afforded thereunder extends to the related Servicer. Each Servicer shall cause each Subservicer to maintain an Errors and Omissions Policy and a Fidelity Bond meeting the requirements of this Section.

Section 3.14  Information Required by the Internal Revenue Service and Reports of Foreclosures and Abandonments of Mortgaged Property. Each Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that a Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2006, each Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the related Servicer (i) on behalf of the Issuer, acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the related Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J and Section 6050H (reports relating to mortgage interest received) of the Code.

Section 3.15  Periodic Filings.

(a)  Each Servicer shall reasonably cooperate with the Depositor and the Indenture Trustee in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.

(b)  (i) For so long as the Trust Fund is subject to the Exchange Act reporting requirements, within 5 calendar days after the related Payment Date, each entity that is indicated in Exhibit I as the responsible party for providing Additional Form 10-D Disclosure shall be required to provide to the Indenture Trustee and the Depositor, to the extent known by a Responsible Officer, clearly identifying which item of Form 10-D the information relates to, any Additional Form 10-D Disclosure, if applicable.

(ii)  For so long as the Trust Fund is subject to the Exchange Act reporting requirements, within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Indenture Trustee shall prepare and file on behalf of the Trust a Form 8-K reporting such Reportable Event, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and provided to the Indenture Trustee by the entity that is indicated in Exhibit I as the responsible party for providing that information, if other than the Indenture Trustee, to the Indenture Trustee within two Business Days after the Reportable Event, and the Indenture Trustee shall have no liability with respect to any failure to properly prepare or file such Form 8-K resulting from or relating to the Indenture Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such Form 8-K Disclosure Information.

For so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event, the entity that is indicated in Exhibit I as the responsible party for providing Form 8-K Disclosure Information shall be required to provide to the Indenture Trustee and the Depositor, to the extent known by a Responsible Officer, the substance of any Form 8-K Disclosure Information, if applicable.

(iii)  Prior to January 30 of the first year in which the Indenture Trustee is able to do so under applicable law, the Indenture Trustee shall file a Form 15 Suspension Notice with respect to the Trust Fund. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, each Servicer and the Special Servicer shall provide the Indenture Trustee (for inclusion in the Form 10-K) with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the related Servicer or the Special Servicer pursuant to Sections 3.10 and 3.11 (including with respect to any Subservicer to which such Servicer has delegated any of its responsibilities with respect to the related Loans and each Subcontractor determined by such Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, if required to be filed). Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Indenture Trustee shall file a Form 10-K with respect to the Trust Fund. Such Form 10-K shall include the items provided by the Servicers and the Special Servicer pursuant to the second preceding sentence, the Assessment of Compliance and Attestation Report provided pursuant to Section 3.11 with respect to the Indenture Trustee, and the Form 10-K certification (the “Depositor Certification”) signed by the senior officer of the Depositor in charge of securitization. The Indenture Trustee shall receive the items described in the preceding sentence no later than March 15 of each calendar year prior to the filing deadline for the Form 10-K for so long as the Trust Fund is subject to the Exchange Act reporting requirements. If the Indenture Trustee or the Depositor has not received such items by March 10 of the related year, such party shall notify the related Servicer by telephone and email, or by telephone and fax, of such failure.

Any disclosure or information in addition to that described in the preceding paragraph that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and provided to the Indenture Trustee by the entity that is indicated in Exhibit I as the responsible party for providing that information, if other than the Indenture Trustee.

Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 1 of each year thereafter, each entity that is indicated in Exhibit I as the responsible party for providing Additional Form 10-K Disclosure information shall be required to provide to the Indenture Trustee and the Depositor, to the extent known by a Responsible Officer, the substance of any Additional Form 10-K Disclosure information, if applicable.

(c)   Not later than March 10 of each year during which the Trust Fund is subject to the Exchange Act reporting requirements, each Servicer and the Special Servicer will deliver to the Depositor and the Indenture Trustee (with a copy to the Insurer, in the case of PNC) an Officer’s Certificate for the prior calendar year in substantially the form of Exhibit D-2 to this Agreement. If the Indenture Trustee or the Depositor has not received such Officer’s Certificate by March 10 of such year, such party shall notify the related Servicer by telephone and email, or by telephone and fax, of such failure. Each Servicer and the Special Servicer agrees to indemnify and hold harmless the Depositor, the Indenture Trustee and each Person, if any, who “controls” the Depositor or the Indenture Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs, fees and expenses that such Person may sustain arising out of third party claims based on (i) the failure of such Servicer or the Special Servicer, as applicable, to deliver or cause to be delivered when required any Officer’s Certificate pursuant to this Section 3.15(b), the Annual Statement of Compliance pursuant to Section 3.10 or the Assessment of Compliance pursuant to Section 3.11, or (ii) any material misstatement or omission contained in any Officer’s Certificate provided pursuant to this Section 3.15(b), in the Annual Statement of Compliance delivered pursuant to Section 3.10 or in the Assessment of Compliance delivered pursuant to Section 3.11. If an event occurs that would otherwise result in an indemnification obligation under clauses (i) or (ii) above, but the indemnification provided for in this Section 3.15(b) by such Servicer or the Special Servicer, as applicable, is unavailable or insufficient to hold harmless such Persons, then such Servicer or the Special Servicer, as applicable, shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or Indenture Trustee on the one hand and such Servicer or the Special Servicer, as applicable, on the other. Each Servicer and the Special Servicer acknowledges that the Depositor and the Indenture Trustee are relying on such Servicer’s and the Special Servicer’s performance of its obligations under this Agreement in order to perform their respective obligations under this Section 3.15.

(d)  If the Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.15, to be conducted differently than as described, the Depositor, Servicers, the Special Servicer and Indenture Trustee will reasonably cooperate to amend the provisions of this Section 3.15 in order to comply with such amended reporting requirements and such amendment of this Section 3.15. Any such amendment shall be made in accordance with Section 8.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Indenture Trustee on behalf of the Trust under the Exchange Act. Notwithstanding the foregoing, the Depositor, Servicers, the Special Servicer and Indenture Trustee shall not be obligated to enter into any amendment pursuant to this Section 3.15 that adversely affects its obligations and immunities under this Agreement.

Each of the parties acknowledges and agrees that the purpose of Sections 3.10, 3.11 and 3.15 of this Agreement is to facilitate compliance by the Seller and the Depositor with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, or SEC interpretive advice or guidance in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Seller or the Depositor for delivery of additional or different information as is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 3.16  HELOC Draws; Excluded Amounts.

(a)  PNC shall be obligated to fund any Draws with respect to any HELOC in accordance with the terms of the of the related Loan. Unless such Additional Balance constitutes an Excluded Amount, it shall automatically be sold and transferred to the Issuer. With respect to each Additional Balance transferred to the Issuer, the Issuer shall pay or cause to be paid to PNC or its designee the purchase price for such Additional Balance equal to the amount of the related Draw in one of the following ways, as applicable, (i) a cash payment pursuant to paragraph (c) below in an amount or (ii) During the Managed Amortization Period, by an increase to the Additional Balance Advance Amount with such Additional Balance Advance Amount reimbursed to PNC pursuant to Section 5.01(a) of the Trust Agreement. PNC hereby acknowledges that the Additional Balance Advance Amount is only reimbursable pursuant to the terms of the Indenture and the Trust Agreement and that such amounts shall constitute an advance on behalf of the Issuer and that PNC does not own any interest in the related Loan. Additional Balances comprising the Additional Balance Advance Amount shall be an asset of the Trust Estate but not be an asset of REMIC IIA, REMIC IIB or REMIC IIC.

(b)  PNC hereby acknowledges that if a Rapid Amortization Event is in effect, it shall be responsible to fund all Draws and that such Draws shall be Excluded Amounts and shall not constitute a part of the Additional Balance Advance Amount but shall be the property of PNC. Principal and interest payments made by the related Mortgagor or other collections in respect of a HELOC and the related Excluded Amount received during any Collection Period during the Rapid Amortization Period shall be allocated between such HELOC and the related Excluded Amount on a pro rata basis and shall only be reimbursed to PNC (the “Reimbursable Excluded Amount”) based on a pro rata allocation between the related Excluded Amount and the Principal Balance of the related HELOC in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period. Any such Reimbursable Excluded Amount may be withdrawn by PNC from the related Custodial Account pursuant to Section 3.03(i) hereof.

(c)  On each Payment Date, prior to any distributions to Securityholders, the Indenture Trustee shall remit to PNC, if then available from Principal Collections during the related Collection Period, from funds on deposit in the Payment Account, an amount equal to any Additional Balances created during the related Collection Period and not previously reimbursed to PNC pursuant to Section 3.03(i)(a).

Section 3.17  Duties of the Credit Risk Manager.

The Depositor appoints Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) as Credit Risk Manager. For and on behalf of the Depositor, and the Indenture Trustee, the Credit Risk Manager will provide the Depositor with reports and recommendations concerning Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or as to which have become REO. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreements or in the case of PNC, pursuant to this Agreement, and the Credit Risk Manager shall look solely to the related Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Loans. If the Credit Risk Manager is no longer able to perform its duties hereunder, the Depositor shall terminate the Credit Risk Manager and cause the appointment of a successor Credit Risk Manager. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Seller, the Servicers, the Indenture Trustee and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section 3.17 shall not become effective until the appointment of a successor Credit Risk Manager.

In connection with those Loans serviced by PNC pursuant to this Agreement, PNC agrees to provide the Credit Risk Manager with all information on such Loans that is reasonably requested by the Credit Risk Manager that resides on PNC’s servicing system, which information shall include, but not be limited to, monthly performance data on each such Loan containing the information, where available, specified in Exhibit G to this Agreement, information on delinquent and defaulted PNC Serviced Loans, information on prepayment charges with respect to the PNC Serviced Loans, and copies of realized loss certificates or any itemization regarding each Liquidated Loan serviced by PNC for the applicable Collection Period.

PNC shall permit the Credit Risk Manager to conduct an on-site review and evaluation of its operations, as they relate to the PNC Serviced Loans, no more than annually, unless circumstances warrant special review. Circumstances warranting special review shall include, but not be limited to, a request by the Depositor that a review be conducted. The review and evaluation will be conducted upon at least thirty (30) days prior written notice to PNC by the Credit Risk Manager, and shall be conducted at the Credit Risk Manager’s expense.

The Credit Risk Manager may provide the Servicers with advice regarding the management of specific Loans. The Credit Risk Manager’s advice is made in the form of recommendations only, and the Credit Risk Manager does not have the right to direct the Servicers in performing their duties under the this Agreement. The Credit Risk Manager acknowledges that any Servicer may, after review and analysis of the Credit Risk Manager’s recommendation, accept or reject such advice, in such Servicer’s sole discretion, subject to the duties of the Servicer set forth in this Agreement.

Section 3.18  Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Indenture Trustee, the Securityholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by a Servicer under the Credit Risk Management Agreements or in the case of PNC, under this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties under this Agreement or the Credit Risk Management Agreements. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by any Servicer pursuant to the Credit Risk Management Agreements or in the case of PNC, pursuant to this Agreement, in the performance of its duties thereunder and hereunder.

Section 3.19  Advances by the Servicers.

With respect to each Loan (other than the HELOCs), the related Servicer shall deposit in the related Custodial Account an amount equal to all Scheduled Payments (with interest at the Mortgage Interest Rate less the Servicing Fee Rate) which were due but not received on the related Loans during the applicable Collection Period; provided however, that with respect to any Balloon Loan that is delinquent on its maturity date, the related Servicer will not be required to advance the related balloon payment but will be required to continue to make Advances in accordance with this Section 3.19 with respect to such Balloon Loan in an amount equal to an assumed scheduled payment that would otherwise be due based on the original amortization schedule for that Loan (with interest at the Mortgage Rate less the Servicing Fee Rate). Each Servicer’s obligation to make such Advances as to any related Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of such Servicer, been completely liquidated; provided however, that such obligation with respect to any related Loan shall cease if such Servicer determines, in its reasonable opinion, that Advances with respect to such Loan are Nonrecoverable Advances; provided that the related Servicer will be required to make Advances until the earlier of (i) through the time at which the related Loan becomes 120 days delinquent or (ii) the time at which the related Servicer determines that such Advances with respect to such Loan are Nonrecoverable Advances. In the event that such Servicer determines that any such Advances are Nonrecoverable Advances, such Servicer shall provide the Indenture Trustee with a certificate signed by a Servicing Officer evidencing such determination.

If an Advance is required to be made hereunder, the related Servicer shall on the related Servicer Remittance Date either (i) deposit in the Custodial Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Custodial Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 3.19, used by the related Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any such funds being held in a Custodial Account for future distribution and so used shall be replaced by the related Servicer from its own funds by deposit in such Custodial Account on or before any future Payment Date in which such funds would be due. The related Servicer shall be entitled to be reimbursed from the Custodial Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.03.

If the amount of Advances received from a Servicer is less than the amount required to be advanced by such Servicer, the Indenture Trustee shall be obligated to make a payment in an amount equal to such deficiency, subject to any determination by the Indenture Trustee that any portion of the amount required to be advanced is a Nonrecoverable Advance.

Section 3.20  Indenture Trustee to Act as Servicer.

In the event that any Servicer shall for any reason no longer be a Servicer hereunder (including by reason of a Servicing Default), the Indenture Trustee or its successor shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Indenture Trustee shall not be (i) obligated to make Advances if it is prohibited from doing so by applicable law, (ii) deemed to have made any representations and warranties of such Servicer hereunder), (iii) liable for any losses of such Servicer pursuant to this Agreement or any acts or omissions of the related predecessor of such Servicer hereunder, or (iv) obligated to effectuate repurchases or substitutions of Loans hereunder including, but not limited to, repurchases or substitutions of Loans pursuant to Section 2.03 hereof. Any such assumption shall be subject to Section 7.02 hereof.

Each Servicer shall, upon request of the Indenture Trustee, but at the expense of such Servicer, if such Servicer is terminated pursuant to Section 7.01 hereof, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Loans then being serviced thereunder and hereunder by such Servicer and an accounting of amounts collected or held by it and otherwise use commercially reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreement or substitute Subservicing Agreement to the assuming party.

Section 3.21  Special Serviced Loans.

If directed by the Special Servicer and solely at the Special Servicer’s option, each Servicer (a “Transferring Servicer”), shall transfer the servicing of any Loan 180 days or more delinquent to the Special Servicer. The Special Servicer shall thereupon assume all of the rights and obligations of the Transferring Servicer, as Servicer, hereunder arising thereafter and the Transferring Servicer shall have no further rights or obligations, as Servicer, hereunder with respect to such Mortgage Loan (except that the Special Servicer shall not be (i) liable for any acts or omissions of the Transferring Servicer hereunder prior to the servicing transfer date or (iii) deemed to have made any representations and warranties of the Transferring Servicer hereunder). Upon the transfer of the servicing of any such Loan to the Special Servicer, the Special Servicer shall be entitled to the Servicing Fee and other compensation accruing after the servicing transfer date with respect to such Mortgage Loans pursuant to Section 3.09.

In connection with the transfer of the servicing of any Loan to the Special Servicer, the Transferring Servicer, at the Special Servicer’s expense, shall deliver to the Special Servicer all documents and records relating to such Loans and an accounting of amounts collected or held by it and otherwise use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing to the Special Servicer. On the servicing transfer date, the Special Servicer shall reimburse the Transferring Servicer for all unreimbursed Advances, Servicing Advances and Servicing Fees relating to the Loans for which the servicing is being transferred. The Special Servicer shall be entitled to be reimbursed pursuant to Section 3.03 or otherwise pursuant to this Agreement for all such Advances, Servicing Advances and Servicing Fees paid by the Transferring Servicer pursuant to this Section 3.22. In addition, the Special Servicer shall notify the Issuer and Indenture Trustee of such transfer and the effective date of such transfer, and the Indenture Trustee shall update its records to reflect that such Loans are Special Serviced Loans.

Section 3.22  Advance Facility.

(a)  Each Servicer (other than PNC) is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) such Servicer assigns or pledges to another Person (an “Advancing Person”) such Servicer’s rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by such Servicer pursuant to this Agreement. No consent of the Indenture Trustee, Noteholders or Certificateholders or any other party is required before a Servicer may enter into an Advance Facility; provided, however, that the consent of the Indenture Trustee (which consent shall not be unreasonably withheld) shall be required before a Servicer may cause to be outstanding at one time more than one Advance Facility with respect to Advances or more than one Advance Facility with respect to Servicing Advances. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on a Servicer’s behalf, such Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility. If a Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances or Servicing Advances outstanding and previously unreimbursed pursuant to this Agreement, then such Servicer may elect by providing written notice to the Indenture Trustee not to be permitted to reimburse itself for Advances and/or Servicing Advances, as applicable, pursuant to Section 3.03 of this Agreement, but following any such election such Servicer shall be required to include amounts collected that would otherwise be retained by such Servicer to reimburse it for previously unreimbursed Advances (“Advance Reimbursement Amounts”) and/or previously unreimbursed Servicing Advances (“Servicing Advance Reimbursement Amounts” and together with Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility) in the remittance to the Indenture Trustee made pursuant to this Agreement to the extent of amounts on deposit in the related Custodial Account on the related Servicer Remittance Date. Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in Interest Remittance Amounts or Principal Remittance Amounts or distributed to Noteholders. Any Servicer, if making the election set forth herein, shall report to the Indenture Trustee the portions of the Reimbursement Amounts that consist of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts, respectively.

(b)  If a Servicer enters into an Advance Facility and makes the election set forth in Section 3.23(a), such Servicer and the related Advancing Person shall deliver to the Indenture Trustee a written notice and payment instruction (an “Advance Facility Notice”), providing the Indenture Trustee with written payment instructions as to where to remit Advance Reimbursement Amounts and/or Servicing Advance Reimbursement Amounts (each to the extent such type of Reimbursement Amount is included within the Advance Facility) on subsequent Payment Dates. The payment instruction shall require the applicable Reimbursement Amounts to be distributed to the Advancing Person or to a trustee or custodian (an “Advance Facility Trustee”) designated in the Advance Facility Notice. An Advance Facility Notice may only be terminated by the joint written direction of the related Servicer and the related Advancing Person (and any related Advance Facility Trustee); provided, however, that the provisions of this Section 3.23 shall cease to be applicable when all Advances and Servicing Advances funded by an Advancing Person, and when all Advances and Servicing Advances (the rights to be reimbursed for which have been assigned or pledged to an Advancing Person), have been repaid to the related Advancing Person in full.

(c)  Reimbursement Amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Loans for which the related Servicer would be permitted to reimburse itself in accordance with Section 3.03(xii), (xiii), (xiv) and (xvi) hereof, assuming such Servicer had made the related Advance(s) and/or Servicing Advance(s). Notwithstanding the foregoing, no Person shall be entitled to reimbursement from funds held in the related Custodial Account for future distribution to Noteholders pursuant to the provisions of Section 3.19. The Indenture Trustee shall not have any duty or liability with respect to the calculation of any Reimbursement Amount and shall be entitled to rely without independent investigation on the Advance Facility Notice and on the applicable Servicer’s report of the amount of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts that were included in the remittance from the related Servicer to the Trustee pursuant to Section 3.03(ii). Each Servicer (other than PNC) shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the related Servicer and the successor Servicer shall not be liable for any errors in such information.

(d)  With respect to any Advance Facility pursuant to which a Servicer has made the election set forth in Section 3.23(a), the documentation establishing any Advance Facility shall require that Reimbursement Amounts distributed with respect to each Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Loan on a “first-in, first-out” (FIFO) basis. Such documentation shall also require the related Servicer to provide to the related Advancing Person or Advance Facility Trustee loan-by-loan information with respect to each Reimbursement Amount distributed by the Indenture Trustee to such Advancing Person or Advance Facility Trustee on each Payment Date, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each Loan. The related Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Advances and Servicing Advances funded by such Servicer to the extent the related rights to be reimbursed therefor have not been assigned or pledged to an Advancing Person.

If a Servicer enters into an Advance Facility, such Servicer shall indemnify the Indenture Trustee and the Trust and any successor Servicer, as applicable, from and against any claims, losses, liabilities or damages resulting from the establishment of such Advance Facility and any claim by the related Advancing Person or any other Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the successor Servicer or the Indenture Trustee, or failure by the successor Servicer or the Indenture Trustee to remit funds as required by Section 3.23(b). Any amendment to this Section 3.23 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.23, including amendments to add provisions relating to a successor Servicer, may be entered into by the parties hereto without the consent of any Noteholder notwithstanding anything to the contrary in Section 8.01 of or elsewhere in this Agreement or the Indenture.

Section 3.23  Prepayment Charges.

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment of a Loan, the related Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the Loans and (b) would, in the reasonable judgment of the related Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Loan, (ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law, (iii) the enforceability would be considered “predatory” pursuant to written guidelines issued by any applicable federal, state or local authority having jurisdiction over such matters, (iv) the related Servicer is unable to locate documentation sufficient to allow it to confirm the existence and amount of such Prepayment Charge after using commercially reasonable efforts to locate such documentation, which efforts shall include, but are not limited to, seeking such documentation from the Depositor, the Seller, the Custodians and from its own records or files, (v) the Mortgaged Property has been damaged such that the current value of the Mortgaged Property has been reduced by at least half as a result of a natural disaster or other insured or uninsured peril, and the Mortgagor has elected to pay the Loan in full rather than rebuild the Mortgaged Property and (vi) with respect to any Group 2 Loan, the Prepayment Charge is waived in accordance with Accepted Servicing Practices for handling outstanding small balances on home equity lines of credit similar to the Group 2 Loans. For the avoidance of doubt, the related Servicer may waive a Prepayment Charge in connection with a short sale or short payoff on a defaulted Loan. If the related Servicer has waived all or a portion of a Prepayment Charge relating to a Principal Prepayment, other than as provided above, the related Servicer shall deliver to the Indenture Trustee no later than the Business Day immediately preceding the next Payment Date, for deposit into the Payment Account the amount of such Prepayment Charge (or such portion thereof as had been waived) for distribution in accordance with the terms of the Indenture; provided, however, the related Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 3.23 if such Servicer did not have a copy of the related Mortgage Note, such Servicer requested via email a copy of the same from the Indenture Trustee and the Indenture Trustee failed to provide such a copy within two (2) Business Days of receipt of such request. If the related Servicer has waived all or a portion of a Prepayment Charge for any reason, it shall promptly notify the Indenture Trustee thereof and shall include such information in any monthly reports it provides the Indenture Trustee. Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Charge payable under the terms of the Mortgage Note is different from the amount of the Prepayment Charge set forth in the Mortgage Loan Schedule or other information provided to the related Servicer, such Servicer shall rely conclusively on the Prepayment Charge as set forth under the terms of the Mortgage Note. To the extent the Prepayment Charge payable under the terms of the Mortgage Note is less than the amount of the Prepayment Charge set forth in the Loan Schedule or other information provided to the related Servicer, such Servicer shall not have any liability or obligation with respect to such difference, and in addition shall not have any liability or obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Loan Schedule.

ARTICLE IV

Servicing Certificates

Section 4.01  Statements to Securityholders. Each Servicer shall provide to the Indenture Trustee, the information (the “Servicing Certificate”) necessary to calculate the information set forth in Exhibit J , and any other information the Indenture Trustee reasonably requires, in such form as the Indenture Trustee shall reasonably request, or in such form as may be mutually agreed upon between such Servicer and the Indenture Trustee, with respect to each Loan serviced by such Servicer no later than 4:00 PM New York City time on the Data Remittance Date to enable the Indenture Trustee to calculate the amounts to be distributed to each Class of Notes and Certificates and otherwise perform its distribution, accounting and reporting requirements hereunder and under the Indenture.

Prior to the close of business on the Business Day next succeeding each Servicer Remittance Date, each Servicer shall furnish a written statement to the Indenture Trustee setting forth the aggregate amounts required to be withdrawn from the related Custodial Account and deposited into Payment Account, as applicable, prior to the related Servicer Remittance Date pursuant to Section 3.03. The determination by a Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Owner Trustee and Indenture Trustee shall be protected in relying upon the same without any independent check or verification. In addition, upon the Issuer’s written request, each Servicer shall promptly furnish information reasonably requested by the Issuer that is reasonably available to such Servicer to enable the Issuer to perform its federal and state income tax reporting obligations.

ARTICLE V

Payment Account

Section 5.01  Payment Account. The Indenture Trustee shall establish and maintain a Payment Account titled “U.S. Bank, National Association., as Indenture Trustee, for the benefit of the Securityholders and the Certificate Paying Agent pursuant to the Indenture, dated as of the Closing Date, between Home Equity Mortgage Trust 2006-2 and U.S. Bank National Association.” The Payment Account shall be an Eligible Account. On each Payment Date, amounts on deposit in the Payment Account will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture.

ARTICLE VI

THE SERVICERS AND THE SPECIAL SERVICER

Section 6.01  Liability of the Servicers and the Special Servicer. The Special Servicer and each Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Special Servicer or such Servicer herein.

Section 6.02  Merger or Consolidation of, or Assumption of the Obligations of the Special Servicer or a Servicer. Any corporation or other entity into which the Special Servicer or a Servicer may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Special Servicer or a Servicer shall be a party, or any corporation or other entity succeeding to the business of the Special Servicer or a Servicer, shall be the successor of the Special Servicer or such Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Each Servicer or the Special Servicer may assign its rights and delegate its duties and obligations under this Servicing Agreement (including in connection with the sale or transfer of substantially all of its assets); provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans similar to those in the Trust Estate, is reasonably satisfactory to the Indenture Trustee, the Insurer and the Issuer, is willing to service the related Loans and executes and delivers to the Indenture Trustee and the Issuer an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, the Insurer and the Issuer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the related Servicer or the Special Servicer, as applicable, under this Servicing Agreement; provided further that each Rating Agency’s rating of the Securities without regard to the Policy, in effect immediately prior to such assignment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency); and provided further that the Owner Trustee receives an Opinion of Counsel to the effect that such assignment or delegation shall not cause the Issuer to be treated as a corporation for federal or state income tax purposes. Any Person accepting such assignment or delegation as a Servicer or as Special Servicer shall be considered “reasonably satisfactory” to the Indenture Trustee and the Issuer if the Indenture Trustee or the Issuer, as applicable, does not object to such assignment within 30 days after notification from the related Servicer or the Special Servicer of such proposed assignment to such Person.

Section 6.03  Limitation on Liability of the Servicers, the Special Servicer and Others. None of the Special Servicer nor a Servicer nor any of the directors or officers or employees or agents of the Special Servicer or a Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, provided, however, that this provision shall not protect the Special Servicer or a Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Special Servicer and each Servicer and any director or officer or employee or agent of the Special Servicer and each Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Special Servicer and each Servicer and any director or officer or employee or agent of the Special Servicer or a Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Securities, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. None of the Special Servicer nor any Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service or master service the related Loans in accordance with this Servicing Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Special Servicer and each Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Servicing Agreement, and the rights and duties of the parties hereto and the interests of the Securityholders. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, the Special Servicer or the related Servicer shall be entitled to be reimbursed therefor. The Special Servicer’s and each Servicer’s right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Special Servicer or such Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section 6.04  Special Servicer and Servicers Not to Resign. Subject to the provisions of Section 6.02, none of the Special Servicer nor any Servicer shall resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Special Servicer or such Servicer so causing such a conflict being of a type and nature carried on by the Special Servicer or such Servicer or its subsidiaries or Affiliates at the date of this Servicing Agreement or (ii) upon satisfaction of the following conditions: (a) the Special Servicer or such Servicer has proposed a successor special servicer or servicer to the Issuer and Indenture Trustee in writing and such proposed successor special servicer or servicer is reasonably acceptable to the Issuer, the Insurer and Indenture Trustee; and (b) each Rating Agency shall have delivered a letter to the Issuer and Indenture Trustee prior to the appointment of the successor special servicer or successor servicer stating that the proposed appointment of such successor special servicer as Special Servicer or such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Securities without regard to the Policy; provided, however, that no such resignation by the Special Servicer or a Servicer shall become effective until, with the consent of the Insurer with respect to a successor servicer of the Group 2 Loans, such special servicer or servicer shall have assumed such Servicer’s or Special Servicer’s responsibilities and obligations hereunder or the Indenture Trustee shall have designated a special servicer or servicer in accordance with Section 7.02. Any such resignation shall not relieve the Special Servicer or a Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Special Servicer or a Servicer. Any such determination permitting the resignation of the Special Servicer or a Servicer as contemplated by clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Insurer.

Notwithstanding the foregoing, at the Seller’s request and with the consent of the Insurer with regards to PNC and the Group 2 Loans, so long as it is the owner of the servicing rights, PNC, Wilshire, Ocwen or the Special Servicer shall resign upon the Seller’s selection and appointment of a successor servicer; provided that the conditions described in clause (ii) of the above paragraph are satisfied.

Section 6.05  Delegation of Duties. In the ordinary course of business, each Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which such Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the related Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

ARTICLE VII

Default

Section 7.01  Servicing Default. If any one of the following events (“Servicing Default”) shall occur and be continuing:

(i)  Any failure by a Servicer to deposit in the related Custodial Account or Payment Account any deposit required to be made under the terms of this Servicing Agreement which continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to such Servicer by the Issuer or the Indenture Trustee; or

(ii)  Failure on the part of a Servicer duly to observe or perform in any material respect any other covenants or agreements of such Servicer set forth in this Servicing Agreement, which failure, in each case, materially and adversely affects the interests of Securityholders or the Insurer and which continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a “Notice of Default” hereunder, shall have been given to such Servicer by the Issuer or the Indenture Trustee; or

(iii)  The entry against a Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order undischarged or unstayed and in effect for a period of 60 consecutive days; or

(iv)  a Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or such Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v)  any failure of a Servicer to make any Advance, to the extent required under Section 3.19 in the manner and at the time required to be made from its own funds pursuant to this Agreement and after receipt of notice from the Indenture Trustee, which failure continues unremedied after the close of business on the Business Day immediately preceding the related Payment Date; or

(vi)  with respect to Ocwen, failure of clause (A) of the Ocwen Termination Test;

(vii)  with respect to PNC, the satisfaction of clause (l) of the definition of “Rapid Amortization Event”; or

(viii)  any failure of a Servicer to deliver to the Indenture Trustee and the Depositor the items required by Section 3.10, 3.11 and 3.15(b) within two Business Days of notice thereof after the requisite due date from the Indenture Trustee or the Depositor.

then, and in every such case, so long as a Servicing Default shall not have been remedied by the related Servicer, either the Issuer, the Indenture Trustee, or in the case of the Group 2 Loans, the Insurer, by notice then given in writing to the related Servicer shall terminate all of the rights and obligations of the related Servicer as servicer under this Servicing Agreement other than its right to receive servicing compensation and expenses for servicing the Loans hereunder and the rights to reimburse itself for Advances and Servicing Advances made during any period prior to the date of such termination and the Issuer or the Indenture Trustee may exercise any and all other remedies available at law or equity. Any such notice to a Servicer shall also be given to each Rating Agency, the Insurer and the Issuer. On or after the receipt by a Servicer of such written notice, all authority and power of such Servicer under this Servicing Agreement, whether with respect to the Securities or the Loans or otherwise, shall, subject to Section 7.02 of this Servicing Agreement, pass to and be vested in the Indenture Trustee (in the case of the termination of a Servicer, pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee, the Indenture Trustee, is hereby authorized and empowered to execute and deliver, on behalf of such Servicer , as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each related Loan and related documents, or otherwise. Each Servicer agrees to cooperate with the Indenture Trustee, the Indenture Trustee, in effecting the termination of the responsibilities and rights of such Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts relating to the related Loans that shall at the time be held by such Servicer and to be deposited by it in the related Custodial Account, or that have been deposited by such Servicer in the related Custodial Account or thereafter received by such Servicer with respect to the related Loans. All reasonable costs and expenses (including, but not limited to, attorneys’ fees) incurred in connection with amending this Servicing Agreement to reflect such succession as a Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

In the case of a Servicing Default pursuant to Section 7.01(v) resulting from the failure of a Servicer to make a required Advance, the Indenture Trustee shall prior to the next Payment Date, immediately make such Advance, unless such Advance would, in its judgment, be a Nonrecoverable Advance, and immediately terminate all of the rights and obligations of such Servicer under this Agreement and in and to the related Loans and the proceeds thereof, other than its rights as a Securityholder hereunder and the rights to reimburse itself for Advances and Servicing Advances previously made pursuant to this Agreement and the right to accrued and unpaid Servicing Fees.

Notwithstanding any termination of the activities of a Servicer hereunder, such Servicer shall be entitled to receive, out of any late collection of a payment on a Loan which was due prior to the notice terminating such Servicer ’s rights and obligations hereunder and received after such notice, that portion to which the related Servicer would have been entitled pursuant to Sections 3.03 and 3.09 as well as its Servicing Fee in respect thereof, and any other Advances or other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

Notwithstanding the foregoing, a delay in or failure of performance under Section 7.01(i) or under Section 7.01(ii) after the applicable grace periods specified in such Sections, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the related Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve a Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Servicing Agreement and the related Servicer shall provide the Indenture Trustee, the Insurer and the Securityholders with notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. Each Servicer shall immediately notify the Indenture Trustee and the Owner Trustee in writing of any Servicing Default.

Section 7.02  Indenture Trustee to Act; Appointment of Successor. (a) On and after the time a Servicer receives a notice of termination pursuant to Section 7.01 or sends a notice pursuant to Section 6.04, the Indenture Trustee shall be the successor in all respects to that Servicer in its capacity as a servicer under this Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof. Nothing in this Servicing Agreement shall be construed to permit or require the Indenture Trustee to (i) be responsible or accountable for any act or omission of a Servicer prior to the issuance of a notice of termination hereunder, (ii) require or obligate the Indenture Trustee, in its capacity as successor Servicer, to purchase, repurchase or substitute any Loan, (iii) fund any Additional Balances with respect to any Loan, (iv) pay any deductible under an insurance policy pursuant to Section 3.04, (v) fund any losses on any Permitted Investment directed by any other Servicer, (vi) make Advances if it is prohibited from doing so by applicable law or (vii) be responsible for the representations and warranties of a Servicer . As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the related Servicer would have been entitled to hereunder, in each case if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $10,000,000 as the successor to the related Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder; provided that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Securities by the Rating Agencies. Pending appointment of a successor to a Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on related Loans in an amount equal to the compensation which the related Servicer would otherwise have received pursuant to Section 3.09 (or such lesser compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Servicing Agreement prior to its termination as a Servicer (including, without limitation, the obligation to pay any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession.

(b)  Any successor, including the Indenture Trustee, to the related Servicer as servicer shall during the term of its service as servicer (i) continue service and administer the related Loans for the benefit of the Securityholders and, in the case of the Group 2 Loans, the Insurer and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as such Servicer is so required pursuant to Section 3.13.

(c)  Any successor Servicer, including the Indenture Trustee, shall not be deemed in default or to have breached its duties hereunder if the predecessor Servicer shall fail to deliver any required deposit to the related Custodial Account or otherwise cooperate with any required servicing transfer or succession hereunder.

(d)  In connection with the termination or resignation of a Servicer hereunder, either (i) the successor Servicer (including the Indenture Trustee as a successor Servicer), shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer (including the Indenture Trustee, if applicable) in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS’ rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Indenture Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Loan or servicing of such Loan on the MERS® System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. In connection with the termination or resignation (other than a resignation pursuant to the second paragraph of Section 6.04) of a Servicer, the predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (d). The successor Servicer shall cause such assignment to be delivered to the Indenture Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03  Notification to Securityholders. Upon any termination of or appointment of a successor to a Servicer pursuant to this Article VII or Section 6.04, the Indenture Trustee shall give prompt written notice thereof to the Securityholders, the Insurer, the Issuer and each Rating Agency.

ARTICLE VIII

Miscellaneous Provisions

Section 8.01  Amendment. This Servicing Agreement may be amended, with the consent of the Insurer, from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Securities without regard to the Policy and a tax opinion to the effect that neither such amendment nor any action permitted by such amendment and not otherwise permitted by this Agreement will cause either REMIC IA, REMIC IB, REMIC IC, REMIC ID, REMIC IIA, REMIC IIB or REMIC IIC to fail to qualify as a REMIC or give rise to the imposition of a tax on “prohibited transactions” of a REMIC on either REMIC IA, REMIC IB, REMIC IC, REMIC ID, REMIC IIA, REMIC IIB or REMIC IIC. Promptly after the execution by the Servicers, the Issuer, the Special Servicer and Indenture Trustee of any amendment of this Servicing Agreement pursuant to this Section 8.01, the Indenture Trustee shall provide the Custodian with written copies thereof. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

Section 8.02  GOVERNING LAW. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.03  Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of Wilshire, Wilshire Credit Corporation, 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005 Attention: Jay Memmott, with a copy to Stoel Rives LLP, 900 SW Fifth, Portland, Oregon 97204 Attention: Gary Barnum, (b) in the case of Ocwen, Ocwen Loan Servicing, LLC, 1661 Worthington Road, Centrepark West, Suite 100, West Palm Beach, FL 33409, Attention: Secretary, (c) in the case of PNC, PNC Bank, N.A., 2730 Liberty Avenue, Pittsburgh, Pennsylvania 15222, Attention: PNCCS Manager, with a copy to One PNC Plaza - 21st Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Chief Counsel, Consumer Bank Group, (d) in the case of SPS, Select Portfolio Servicing, Inc., 3815 South West Temple, Salt Lake City, Utah, Attention: General Counsel, (e) in the case of Moody’s, Home Loan Monitoring Group, 99 Church Street, 4th Floor, New York, New York 10007, (f) in the case of Standard & Poor’s, 55 Water Street - 41st Floor, New York, New York 10041, Attention: Residential Mortgage Surveillance Group, (g) in the case of Fitch, Inc. One State Street Plaza, New York, New York 10004, (h) in the case of the Owner Trustee, Wilmington Trust Company, as set forth in the Trust Agreement, (i) in the case of the Indenture Trustee, U.S. Bank National Association, Corporate Trust Services, 60 Livingston Avenue, Mailcode: EP-MN-WS3D, St. Paul, Minnesota 55107-2232, Attention: Structured Finance - ABSC HEMT 2006-2 and (j) in the case of the Underwriter, at Credit Suisse Securities (USA) LLC, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Home Equity Mortgage Trust 2006-2, (i) or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to delivery such notice or document to any Rating Agency.

Section 8.04  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Securities or the rights of the Securityholders thereof.

Section 8.05  Third-Party Beneficiaries. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Insurer with regard to the Group 2 Loans, the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder.

Section 8.06  Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.07  Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 8.08  Termination. The respective obligations and responsibilities of the Servicers, the Special Servicer, the Issuer and the Indenture Trustee created hereby shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Indenture Trustee pursuant to the Indenture following the later of the date on or before which the Indenture or Trust Agreement is terminated.

Section 8.09  Certain Matters Affecting the Indenture Trustee. For all purposes of this Servicing Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee shall be subject to and entitled to the benefits of Article VI of the Indenture.

Section 8.10  Owner Trustee Not Liable for Loan Files. The recitals contained herein shall not be taken as the statements of the Owner Trustee, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Servicing Agreement, of any Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Notes, or of any Loan Files. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Noteholders under the Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

It is expressly understood and agreed by the parties hereto that with respect to the execution of this Servicing Agreement by Wilmington Trust Company (the “Trust Company”) for the Issuer (a) this Servicing Agreement is executed and delivered by the Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on the Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall the Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Servicing Agreement or any other related documents.

Section 8.11  Entire Agreement.

(a)  This Servicing Agreement shall constitute the entire agreement between the parties with respect to the matters contained herein and shall supercede any prior written or oral agreements relating thereto.

IN WITNESS WHEREOF, the Servicers, the Special Servicer, the Indenture Trustee and the Issuer have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

WILSHIRE CREDIT CORPORATION, as a Servicer

By:	/s/ Ken Frye
Name: Ken Frye
Title: Senior Vice President

OCWEN LOAN SERVICING, LLC, as a Servicer

By:	/s/ Richard Delgado
Name: Richard Delgado
Title: Authorized Representative

PNC BANK, N.A., as a Servicer

By:	/s/ James DeFoggia
Name: James DeFoggia
Title: Senior Vice President

SELECT PORTFOLIO SERVICING, INC., as a Special Servicer

By:	/s/ Timothy J. O'Brien
Name: Timothy J. O'Brien
Title: Executive Vice President of Operations

HOME EQUITY MORTGAGE TRUST 2006-2
WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee
By:	/s/ Anita E. Dallago
Name: Anita E. Dallago
Title: Senior Financial Services Officer

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Becky Warren
Name: Becky Warren
Title: Assistant Vice President

CLAYTON FIXED INCOME SERVICES INC. hereby acknowledges Section 3.17 and Section 3.18 of this Agreement
By: /s/ Tim Kulick

Name: Tim Kulick Title: Vice President

EXHIBIT A

LOAN SCHEDULE
[TO BE PROVIDED UPON REQUEST]

EXHIBIT B
LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PREMISES:

In connection with the servicing of the Loans (each a “Loan” and collectively, the “Loans”) under the Servicing Agreement, dated as of April 28, 2006, among Wilshire Credit Corporation (“Wilshire”), Ocwen Loan Servicing, LLC (“Ocwen”), PNC Bank, N.A. (“PNC”), Select Portfolio Servicing, Inc. (“SPS”), Home Equity Mortgage Trust 2006-2 (“Issuer”) and U.S. Bank National Association ( “Indenture Trustee”), Indenture Trustee does hereby constitute and appoint [______________] (the “Servicer”) as true and lawful attorneys for Indenture Trustee (but only for the purposes set forth herein) and pursuant to Section 3.01(and Section 3.08, if applicable) of the Servicing Agreement hereby authorizes and empowers each such attorney, for and in the name and stead of Indenture Trustee to endorse, execute or deliver any and all documents or instruments of satisfaction or cancellations or of partial or full release or discharge, and all other comparable instruments, with respect to the related Loans, all in accordance with the terms of the Servicing Agreement, including, without limitation, the recording or filing with the appropriate public officials of such documents or instruments and the endorsement and deposit of any such instrument in connection with the foreclosure of any such Loan or bankruptcy or receivership of the Mortgagor of any such Loan. Capitalized terms used and not otherwise defined herein shall have the respective meaning ascribed to such term in the Serving Agreement.

Indenture Trustee covenants and agrees that it shall, from time to time after the date hereof, at the request of Servicer, execute instruments confirming all of the foregoing authority of any of the attorneys or substitute attorneys. The foregoing shall not be deemed to be a breach by reason of any action or omission of any of the attorneys or such substitute attorneys as may be appointed hereunder.

This power of attorney is revocable by the Indenture Trustee.

IN WITNESS WHEREOF, the Indenture Trustee has caused this instrument to be signed by its duly authorized officer on this ____ of ________-, 200_.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee under the Indenture

By:_____________________________________
Name: __________________________________
Title:___________________________________

STATE OF    )
                                               SS.
COUNTY OF           )

On this __ day of ____________, 2006, before me the undersigned, Notary Public of said State, personally appeared _______________________________ and _____________________ personally known to me to be duly authorized officers of U.S. Bank National Association that executed the within instrument and personally known to me to be the persons who executed the within instrument on behalf of U.S. Bank National Association therein named, and acknowledged to me such U.S. Bank National Association executed the within instrument pursuant to its by-laws.

WITNESS my hand and official seal.

Notary Public in and for the
State of
After recording, please mail to:

Attn:.

EXHIBIT C

FORM OF REQUEST FOR RELEASE

MBMS Standard Collateral Release File Layout

This format is used for RELEASING COLLATERAL RECORDS.

Data	Type	Length	Dec	Definition / Comments
Customer Code	C	4	0	Assigned by custodian
Pool Number	C	10	0	Pool number
Loan Number	C	13	0	Loan number of collateral
Estimated Return Date	C	8	0	Date loan is expected to be returned (optional) YYYYMMDD
Ship Destination	C	6	0	Location Code
Release Code	C	2	0	Release Code Value (Ex. 1 - Payoff, 2- Foreclosure)
Document List	C	30	0	Free-form list of documents to be released with collateral file (optional)
Description	C	30	0	Notations (optional)
Requestor	C	20	0	Name of party requesting release of documents
Signator	C	4	0	Signator ID for electronic signator must be assigned by LaSalle
Amend	C	1	0	Signifies if the release is amended: 0 - Do not amend 1 - Amend Existing Release

NOTES:
1.) File is 128 characters in length.
2.) Dates should be YYYYMMDD.

Customer Code = 1007
Pool Number = CSFB-BULK or the private security deal itself
Loan Number = CSFB Loan #
EST Return is blank
Ship Destination              =  PDPO               = PAID IN FULL
SALE   = SOLD TO ANOTHER INVESTOR OR CUSTODIAN
FORC   = FORECLOSURE
NLIQ    = NON LIQUIDATION
OLIQ    = OTHER LIQUIDATION - REPURCHASE

Release Codes =
1 - PAID IN FULL
2 - FORECLOSURE
4- OTHER LIQUIDATION
5- NON-LIQUIDATION
8- SALE

Document List = blank
Description = blank
Requestor = who is requesting file
Signator = who’s electronic signature to use - once we set this up

Amend = 0 = do not amend

1 = Amend - this is used when you have a file out for foreclosure and you pay it off - never intending to return the file to LaSalle

EXHIBIT D-1

[RESERVED]

EXHIBIT D-2

FORM OF SERVICER CERTIFICATION

Re:	Asset Backed Securities Corporation Home Equity Mortgage Trust 2006-2 Home Equity Loan-Backed Notes, Series 2006-2

I, ___________________________, a duly elected and acting officer of [__________________] (the “Servicer”), certify pursuant to Section 3.15(c) of the Servicing Agreement to the Depositor, the Indenture Trustee and each Person, if any, who “controls” the Depositor or the Indenture Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

(a)  For purposes of this Certificate, “Relevant Information” means the information in the certificate provided pursuant to Section 3.10 of the Servicing Agreement (the “Annual Statement of Compliance”) and the assessment provided pursuant to Section 3.11 of the Servicing Agreement (the “Assessment of Compliance”) for the Relevant Year and the information in all servicing reports required pursuant to the Indenture to be provided by the Servicer to the Indenture Trustee during the Relevant Year (as such information is amended or corrected in writing and delivered to the Indenture Trustee). Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year;

(b)  The Relevant Information required to be provided to the Indenture Trustee under the Indenture has been provided to the Indenture Trustee;

(c)  I am responsible for reviewing the activities performed by the Servicer under the Indenture during the Relevant Year. Based upon the review required under the Servicing Agreement and my knowledge and except as disclosed in the Annual Statement of Compliance, Assessment of Compliance or the accountants’ attestation provided pursuant to Section 3.11 of the Servicing Agreement, the Servicer has fulfilled its obligations under the Servicing Agreement in all material respects throughout the Relevant Year.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture, dated April 1, 2007 (the “Indenture”), among Asset Backed Securities Corporation, as depositor (the “Depositor”), Wilshire Credit Corporation, as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as special servicer (“SPS”) and U.S. Bank National Association as Indenture Trustee (the “Indenture Trustee”).

[_________________],
as Servicer
By:
Name:
Title:
Date:

EXHIBIT E

CHARGED OFF LOAN DATA REPORT

(Available Upon Request)

EXHIBIT F

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
Key:
X - obligation

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Reg AB Reference	Servicing Criteria	Servicer and Special Servicer	Custodian	IndentureTrustee

General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X (Ocwen and PNC only)		X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X		X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		N/A		X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X (n/a for PNC)
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.			X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X		X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X (n/a for PNC)
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A		X

EXHIBIT G

FORM OF PNC REPORT TO CREDIT RISK MANAGER

Name*	Text
Loan Number	Number
Deal Identifier by Loan	Text
Original FICO Score*	Number
Original Occupancy*	Text
Documentation (full, limited, stated, etc.)*	Text
Purpose (home improvement, debt consolidation, purchase)*	Text
Original Maximum Credit Line*	Number
Original Balance or Initial Draw*	Number
Original Appraisal Value*	Number
Original Maximum LTV*	Number
Original Senior Lien LTV*	Number
Original Senior Lien Balance*	Number
Original Interest Rate*	Number
First Payment Date*	MM/DD/YY
Origination Date*	MM/DD/YY
Originator*	Text
Loan Term*	Number
Product Type (adjustable rate or fixed rate)*	Text
Property Type (single family residence, condo, etc)*	Text
Street Address*	Text
City*	Text
Zip Code*	Text
State*	Text
Lien Position*	Text/Number
Date Loan Transferred (if applicable)	MM/DD/YY
Current Senior Lien Balance	Number
Current Senior Lien Holder	Text
Senior Lien in Foreclosure Flag	Text (Y or N)
Estimated or Actual Senior Lien Foreclosure Sale Date	MM/DD/YY
Current FICO	Number
Current Outstanding Balance	Number
Current LTV	Number
Current Interest Rate	Number
Current Monthly Payment Amount	Number
Number of Advances (number of advances per loan per month)	Number
Monthly Advances ($ amount of each loan’s advances for the month)	Number
Last Interest Payment Date (date of last due date advancing payment)	MM/DD/YY
Last Interest Payment Amount	Number
Frozen Account Flag	Text (Y or N)
Force-Placed Insurance Flag	Text (Y or N)
Force-Placed Flood Insurance Flag	Text (Y or N)
Re-aged Account Flag	Text (Y or N)
Last Principal Payment Amount	Number
Last Principal Payment Date	MM/DD/YY
Paid Off Code (write off, charge off, borrower payoff)	Text
Payoff Date	MM/DD/YY
Delinquency Status (30-days, 60-days, etc.)	Text
Current Market Value	Number
Date of Market Value	M/DD/YY
As-is Value	Number
Repaired Value	Number
Type of Valuation	Text
Foreclosure Flag	Text (Y or N)
Bankruptcy Flag	Text (Y or N)
REO Flag	Text (Y or N)
Foreclosure Start Date (Referral Date)	MM/DD/YY
Scheduled Foreclosure Sale Date	MM/DD/YY
Foreclosure Actual Sale Date	MM/DD/YY
Actual Notice of Intent Date	MM/DD/YY
Actual First Legal Date	MM/DD/YY
Bankruptcy Chapter	Number
Actual Bankruptcy Start Date	MM/DD/YY
Actual Bankruptcy End Date	MM/DD/YY
Actual Payment Plan Start Date	MM/DD/YY
Actual Payment Plan End Date	MM/DD/YY
Payment Plan Term	Number
Actual REO Start Date	MM/DD/YY
REO List Date	MM/DD/YY
REO List Price	Number
Vacancy/Occupancy Status	Text
Actual Eviction Start Date	MM/DD/YY
Actual Eviction Completion Date	MM/DD/YY
Sales Price	Number
Actual Closing Date	MM/DD/YY
Net Sales Proceeds	Number
Current Max Line Amount	Number
Number of times 30-59 (Lifetime to date)	Number
Number of times 60-89 (Lifetime to date)	Number
Number of times 90-119 (Lifetime to date)	Number
Number of times 120-149 (Lifetime to date)	Number
Number of times 150-179 (Lifetime to date)	Number
Initial Debt-to-Income Ratio	Number
Initial Monthly Income	Number
Initial Time at Employer	Number
Initial Time at Residence	Number
Employer	Text
Charge off Date	MM/DD/YY
Charge off Amount	Number
Current Past Due Amount	Number
Number of Advances (Year to Date)	Number
Dollar Amount Advanced (Year to Date)	Number
Next Payment Due Date	MM/DD/YY
Self Employed Flag	Y/N
Fraud Account Flag	Y/N
Type of Fraud	Text
Date of Fraud Identification	MM/DD/YY
Date of Last Re-Age	MM/DD/YY
Number of Re-Ages	Number
Number of Months Re-Aged	Number
Last Contact Date by Collections	MM/DD/YY
Teaser Rate	Number
Teaser Rate Period	Number
Reset Frequency	Text
Initial Appraisal Type	Text
Percentage of Credit Line Used	Number
Credit Line Closed Flag	Text
Early Termination Fee (where applicable)	Number
PPP Collected (where applicable)	Number
PPP Flag (where applicable)	Text
PPP Waived (where applicable)	Number
PPP Expiration Date (where applicable)	MM/DD/YY

EXHIBIT H

DATA FIELDS FOR WILSHIRE SERVICED LOANS TRANSFERRED TO SPS

Fieldname	Field Purpose/Definition
# of Units	# of separately livable units in the Collateral
Balloon Ind	Yes or No Indicator
Accelerated	Has the loan been sent a demand letter
SPS Loan ID#	Assigned from a pre-established list of available loan#'s provided by SPS
Loan Amount	Original Loan Amount
Original Payment Amount	Orig P&I per Note
P&I Pmt	Current P&I
Sch Prin Balance	UPB purchased from seller
Unpaid Principal Balance	Transfer UPB
Close Date	Date of Note or date of closing loan
First Due	1st Pmt Date per Note
Next Due	1st Due to SPS
Maturity Date	Date loan matures
Interest Paid Thru	For amortizing loans, 1 month and 1 day prior to Next Due
Term Months	loan term expressed in # of months to maturity
Amortization Term	term in # of months over which P&I is amortized
Interest Calc Method	Code for type of interest accrual/application
Original Interest Rate	Orig Interest Rate per Note
Current Int Rate	Current Effective Interest Rate
Borr 1 First Name
Borr 1 Middle Name
Borr 1 Last Name
Borr 1 Suffix
Borr 2 First Name
Borr 2 Middle Name
Borr 2 Last Name
Borr 2 Suffix
Borr 1 SSN	Primary borrower's SS# or TaxID#
Borr 2 SSN	Coborrower's SS# or TaxID#
Borr 1 Home Tele
Borr 2 Home Tele
Borr 1 Work Tele
Borr 2 Work Tele
Property Addr 1	collateral property address
Property Addr 2	collateral property address
Property City	collateral property address
Property State	collateral property address
Property Zip	collateral property address
Maling Addr 1	borrower mailing address/billing address
Mailing Addr2	borrower mailing address/billing address
Mailing City	borrower mailing address/billing address
Mailing State	borrower mailing address/billing address
Mailing Zip	borrower mailing address/billing address
Property Type
Lien Position
Late Charge Code	Code for type of late charge
Late Chg Amt	Fixed Dollar Amount of late charge, if applicable
Late Chg Rate	% of Late Charge for calculation
Late Charge Min	Minimum Late Charge per Note terms
Late Charge Max	Maximum Late Charge per Note terms
Days Before Late Charges	Grace Period before imposing Late Fees
FHA/VA Case#	if applicable
MERS MIN #	Provide for all loans registered on MERS system
PMI Certificate #	Populate if loan carries Mtg Insurance
Points
Points Paid By
Flood Zone	Zone per Flood Map
Flood Insurance	Y/N flag to indicate if collateral is in zone requiring flood insurance
Escrow Pmt	if applicable
Escrow Balance	if applicable
Int Paid at Closing	Any interest collected at closing for days to end of month
Misc Suspense Balance	Sum of unapplied funds, if any
Prepay Indicator	Y/N flag to indicate if the loan terms call for a penalty on prepayments
Mortgage Type	Code for type of loan
Loan Purpose	Code for purpose of loan
Occupancy Status	HMDA status at origination (provide code definitions, if coded)
Appraised Value	Value of appraisal at origination
Arm Index	if applicable
1st Adj Period (mos)	if applicable
Rate Change Frequency	if applicable
Payment Change Frequency	if applicable
1st Max Adj Cap	if applicable
1st Min Adj Cap	if applicable
Reg Max Adj Cap	if applicable
Reg Min Adj Cap	if applicable
Rounding Factor	if applicable
Round Basis	if applicable
Lookback Period Days	if applicable
1st Index Rate	if applicable
1st Rate Adj Date	if applicable
1st Pmt Adj Date	if applicable
2nd Rate Adj Date	if applicable
2nd Pmt Adj Date	if applicable
Margin	if applicable
Floor	if applicable
Ceiling	if applicable
Max Neg Am Percent	if applicable
Last Change Effective Date	if applicable
Last Change P&I Amount	if applicable
Last Change Rate	if applicable
CSFB Loan No
Balloon Term
Days DQ	Number of days loan is delinquent
Total Late Charges
Total NSF Charges
Corp Adv Bal	Corporate Advance Balances
BPO Value	Drive by appraisal value
BPO Date	Drive by appraisal date
BK Discharged	Date of previous bankruptcy discharge
Prev BK Chap	Previous bankruptcy chapter number
Prev BK Case No	Previous bankruptcy case number
ALT LOAN NO	Originator's loan# (if available)
FICO Score	if available
Prepay Term	Term in # of months over which any prepayment penalty applies; populate 0 or NULL, if Prepay Indicator = 'N' (if available)
Senior Loan Amount	Aggregate balance of all Sr. liens (if available)
Senior Lienholder	Name of Sr. (1st) lienholder (if available)
Junior Loan Amount	Amount of any known liens junior in position (if available)
Junior Lienholder	Name of Jr. lienholder (if available)

EXHIBIT I

FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Indenture Trustee pursuant to Section 6.16(a)(i), (ii) and (iii) of the Indenture. If the Indenture Trustee is indicated below as to any item, then the Indenture Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “3.25 statement” are required to be included in the monthly statement under Section 3.25, provided by the Indenture Trustee based on information received from the Servicers to the extent required of the Servicers under the Servicing Agreement; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 3.25 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. Items indicated as “N/A” are not applicable to the transaction.

For purposes of this Exhibit, “Servicer” includes the Special Servicer.

Form	Item	Description	Responsible Party
10-D
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	3.25 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	3.25 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	3.25 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	3.25 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
3.25 statement
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	3.25 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	3.25 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	3.25 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
3.25 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	3.25 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
3.25 statement
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.

3.25 statement

Updated pool composition information fields to be as reasonably requested by Depositor in writing to each Servicer and the Indenture Trustee at least 30 days prior to the related Servicer Data Remittance Date from time to time

		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	3.25 statement. Form 10-D report: Servicer/Depositor
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
3.25 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report: Depositor
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Seller (subject to Depositor approval)
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	3.25 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,

[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Seller (subject to Depositor approval) Form 10-D report: Seller (subject to Depositor approval)
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Seller (subject to Depositor approval)
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Indenture Trustee

Issuing entity

Servicer or any Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator of 20% or more of pool assets as of the Cut-off Date

Custodian
Seller Depositor Indenture Trustee Depositor Servicer Depositor Custodian
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default of which the Indenture Trustee has received written notice or has actual knowledge (after expiration of any grace period and provision of any required notice)
Indenture Trustee
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Indenture Trustee
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	Depositor Depositor
Item 1115(b) - Derivative Counterparty Financial Information*

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
Depositor Depositor Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Indenture Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
Any of the following that is entering into a material definitive agreement: Servicer, Indenture Trustee, Seller, Depositor
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
Any of the following that is requesting termination of a material definitive agreement: Servicer, Indenture Trustee, Seller, Depositor
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Indenture Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
Any of the following that is in bankruptcy or receivership: Servicer, Indenture Trustee, Seller, Depositor, Custodian
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 3.25 statement
Indenture Trustee
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Indenture Trustee (or Depositor, if the Indenture Trustee is not a party to such agreement or required to provide prior written consent to such amendment)
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	N/A
	6.01	ABS Informational and Computational Material	Depositor
[Not included in reports to be filed under Section 8.12]
	6.02	Change of Servicer or Indenture Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or Indenture Trustee. Reg AB disclosure about any new servicer or Indenture Trustee is also required.
Indenture Trustee
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Indenture Trustee
	6.04	Failure to Make a Required Distribution	Indenture Trustee
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	N/A
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	Depositor Depositor
Item 1115(b) - Derivative Counterparty Financial Information

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
Depositor Depositor Depositor
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Indenture Trustee

Issuing entity

Servicer or any other Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator of 20% or more of pool assets as of the Cut-off Date

Custodian
Seller Depositor Indenture Trustee Depositor Servicer Depositor Custodian
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:

Sponsor (Seller)

Depositor

Indenture Trustee

Servicer or any other Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator

Custodian

Counterparty
Seller Depositor Indenture Trustee Servicer Depositor Custodian Depositor
		Item 1122 - Assessment of Compliance with Servicing Criteria	Indenture Trustee, Servicer, Custodian
		Item 1123 - Servicer Compliance Statement	Servicer

EXHIBIT J

FORM OF SERVICING CERTIFICATE

The following information will be provided by any Servicer to the Trustee in accordance with Section 4.01 hereof:

FIELD	DESCRIPTION
LOAN	loan number
STOP_ADV_FLAG	stop advance flag (Y = Yes, blank or N = No)
RATE	interest rate (entered as a %)
SF_RATE	servicing fee rate (entered as a %)
LPMI_RATE**	lpmi rate (entered as a %)
BEG_SCHED**	beg scheduled balance
END_SCHED**	end scheduled balance
END_ACT	end actual balance
P&I	monthly p&i
GROSS_INT	gross scheduled interest
NEG_AM**	negative amortization
SCHED_P**	scheduled principal
CURTAIL	curtailments
PREPAY	prepayments or liquidation principal
PREPAY_DATE	prepayment or liquidation date
PREPAY_CODE	PIF=60, repurchase = 65, liquidation = 2
NEXT_DUE	borrower's next payment due
STATUS	Bankruptcy, Foreclosure, REO
BKCY_DATE	date the loan went into Bkcy
FCLS_DATE	date the loan went into Fcls
REO_DATE**	date the loan went into REO
DELINQ	0,1,30,60,90,120 ( 1 = 1-29, 30 = 30-59, etc…)
PPIS**	prepayment interest shortfall (negative is excess)
RAIS	relief act interest shortfall
CURRLTV	current loan to value ratio (entered as %)
BOOK_VALUE	latest BPO or market value or other book value as defined in governing doc
PPP_Collected	PPPs collected from borrower
PPP_Waived	PPPs waived by the servicer
PPP_Servicer**	PPPs waived but paid by the servicer
NON_REC_ADV**	nonrecoverable advances claimed (reimbursed) in the current period
REIN_STOP_GINT**	reinstated stop advance gross interest
REIN_STOP_NINT**	reinstated stop advance net interest
REMIT	total remit for the loan
MAT_DATE	Maturity Date
ADV_P&I_CUR**	current period delinquent P&I advances made by servicer
ADV_P&I_OUT**	cumulative outstanding delinquent P&I advances
ADV_SERV_MADE**	current period servicer advances made by servicer (not including delinquent P&I advances)
ADV_SERV_REIM**	current period servicer advances reimbursed to servicer (not including delinquent P&I advances)
ADV_SERV_DESC**	description of current period servicer advances made/reimbursed by servicer (purpose, terms)
MOD_EXT_WAIVE_FLAG	Y if mod
MOD_EXT_WAIVE	description of modification, extensions or waivers to asset terms, fees or penalties
MTHROLL**	Month until the next rate adjustment occurs (for ARMs only)
DNEXTRATE**	Next Rate Adjustment Date
NEXT_RATE**	next period's interest rate
LIQUIDATION_FLAG**	liquidation flag (Y = Yes, blank or N = No)
GROSS_PROCEEDS	gross sales proceeds
SERV_ADV	unpaid servicing advances
DEL_ADV**	unpaid delinquency advances
SERV_FEES_UNPAID	unpaid servicing fees
LEGAL_FEES	unpaid legal fees
NET_PROCEEDS	net proceeds (gross_proceeds - serv_adv - del_adv - serv_fees_unpaid - legal_fees)
LOSS	loss (beg_sched - net_proceeds)
LOSS_ADD	trailing loss/ (gain)
LOSS_ADD_DATE	trailing loss/ (gain) date
DRAWS (only PNC)	draws taken by borrower

** indicates not applicable to PNC

SCHEDULE I

REPRESENTATIONS AND WARRANTIES OF WILSHIRE

(i)  Wilshire is a corporation duly organized and validly existing under the laws of the State of Nevada and has full power and authority to own its assets and to transact the business in which it is currently engaged. Wilshire (including, where appropriate, through its Affiliates and subsidiaries) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of Wilshire;

(ii)  Wilshire has full power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement (including, where appropriate, through its subsidiaries), and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of Wilshire enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)  Wilshire is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv)  The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by Wilshire will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to Wilshire or any provision of the articles or bylaws of Wilshire, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Wilshire is a party or by which Wilshire may be bound;

(v)  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of Wilshire threatened, against Wilshire or any of its properties or with respect to this Servicing Agreement or the Securities which in the opinion of Wilshire has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement; and

(vi)  Wilshire is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Loans that are registered with MERS.

SCHEDULE II

REPRESENTATIONS AND WARRANTIES OF OCWEN

(vii)  Ocwen is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has full power and authority to own its assets and to transact the business in which it is currently engaged. Ocwen (including, where appropriate, through its Affiliates and subsidiaries) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of Ocwen;

(viii)  Ocwen has full power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement (including, where appropriate, through its subsidiaries), and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of Ocwen enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(ix)  Ocwen is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(x)  The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by Ocwen will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to Ocwen or any provision of the articles or bylaws of Ocwen, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Ocwen is a party or by which Ocwen may be bound;

(xi)  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of Ocwen threatened, against Ocwen or any of its properties or with respect to this Servicing Agreement or the Securities which in the opinion of Ocwen has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement; and

(xii)  Ocwen is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Loans that are registered with MERS.

SCHEDULE III

REPRESENTATIONS AND WARRANTIES OF PNC

(xiii)  PNC is a bank duly organized and validly existing under the laws of the State of Pennsylvania and has full power and authority to own its assets and to transact the business in which it is currently engaged. PNC (including, where appropriate, through its Affiliates and subsidiaries) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of PNC;

(xiv)  PNC has full power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement (including, where appropriate, through its subsidiaries), and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of PNC enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(xv)  PNC is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(xvi)  The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by PNC will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to PNC or any provision of the articles or bylaws of PNC, or constitute a material breach of any material mortgage, indenture, contract or other agreement to which PNC is a party or by which PNC may be bound;

(xvii)  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of PNC threatened, against PNC or any of its properties which in the opinion of PNC has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement; and

(xviii)  PNC is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Loans that are registered with MERS.

SCHEDULE IV

REPRESENTATIONS AND WARRANTIES OF SPS

(xix)  SPS is a corporation duly organized and validly existing under the laws of the State of Utah and has full power and authority to own its assets and to transact the business in which it is currently engaged. SPS (including, where appropriate, through its Affiliates and subsidiaries) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of SPS;

(xx)  SPS has full power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement (including, where appropriate, through its subsidiaries), and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of SPS enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(xxi)  SPS is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(xxii)  The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by SPS will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to SPS or any provision of the articles or bylaws of SPS, or constitute a material breach of any mortgage, indenture, contract or other agreement to which SPS is a party or by which SPS may be bound;

(xxiii)  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of SPS threatened, against SPS or any of its properties or with respect to this Servicing Agreement or the Securities which in the opinion of SPS has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement; and

(xxiv)  SPS is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Loans that are registered with MERS.